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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BOINGO WIRELESS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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April 21, 2020

To the Stockholders of Boingo Wireless, Inc.:

        It is my pleasure to invite you to attend Boingo Wireless, Inc.'s 2020 Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Thursday, June 4, 2020 at 10:30 a.m. (Pacific Daylight Time). The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/WIFI2020.

        Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. On or around April 21, 2020, we expect to mail to our stockholders an Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online.

        Whether or not you plan to virtually attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you virtually attend the meeting you will have the right to revoke your proxy and vote electronically during the meeting via the live webcast. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

        On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Mike Finley Chief Executive Officer and Member of the Board

10960 Wilshire Blvd, 23rd Floor
Los Angeles, CA 90024
 T 310.586.5180
www.boingo.com

Boingo Wireless, Inc.
10960 Wilshire Blvd, 23rd Floor
Los Angeles, CA 90024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2020

To the Stockholders of Boingo Wireless, Inc.:

        You are cordially invited to attend the Annual Meeting (the "Annual Meeting" or the "2020 Annual Meeting") of Stockholders of Boingo Wireless, Inc., a Delaware corporation. The meeting will be held on Thursday, June 4, 2020, at 10:30 a.m. (Pacific Daylight Time). The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/WIFI2020. At the Annual Meeting our stockholders will be asked:

  1.
  To elect all of our existing directors to serve until the 2021 annual meeting of stockholders, who include Lance Rosenzweig, Maury Austin, Roy Chestnutt, Michele Choka, Chuck Davis, Mike Finley, David Hagan, Terrell Jones and Kathy Misunas.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

  3.
  To approve, on an advisory basis, the Company's executive compensation for the year ended December 31, 2019, as disclosed herein.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 9, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

        Your Board is pleased to nominate Lance Rosenzweig, Maury Austin, Roy Chestnutt, Michele Choka, Chuck Davis, Mike Finley, David Hagan, Terrell Jones and Kathy Misunas as members of the Board.

        Regardless of the number of shares you own, your VOTE is very important.    Therefore, even if you presently plan to virtually attend the 2020 Annual Meeting, please vote or submit your proxy as soon as possible so that your shares can be voted at the 2020 Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you do virtually attend the 2020 Annual Meeting and wish to vote electronically, you may withdraw your proxy at that time.

        Please read the attached Proxy Statement, as it contains important information you need to know to vote at the 2020 Annual Meeting.

By Order of the Board of Directors

Peter Hovenier Chief Financial Officer and Secretary

Los Angeles, California
April 21, 2020

You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the virtual meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see "Questions and Answers about This Proxy Material and Voting."

Boingo Wireless, Inc.
10960 Wilshire Blvd, 23rd Floor
Los Angeles, CA 90024

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2020

        This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2020 Annual Meeting of Stockholders (the "Annual Meeting" or the "2020 Annual Meeting") of Boingo Wireless, Inc. (sometimes referred to as the "Company," "Boingo," or "Boingo Wireless"), which will be held virtually on Thursday, June 4, 2020, at 10:30 a.m. (Pacific Daylight Time) via live webcast by visiting www.virtualshareholdermeeting.com/WIFI2020.

INTERNET AVAILABILITY OF PROXY MATERIALS

        We are making this proxy statement and our annual report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or around April 21, 2020, we intend to mail to our stockholders (i) a copy of this proxy statement, a proxy card and our annual report or (ii) a notice (the "Notice") containing instructions on how to access and review this proxy statement and our annual report. The Notice also instructs you how you may submit your proxy over the Internet or via telephone and how to vote online at the Annual Meeting. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Page
Questions and Answers About This Proxy Material and Voting	3
Directors, Executive Officers and Corporate Governance	9
Security Ownership of Certain Beneficial Owners and Management	23
Section 16(a) Beneficial Ownership Reporting Compliance	26
Certain Relationships and Related Party Transactions	27
Executive Compensation	27
Director Compensation	49
Securities Authorized for Issuance Under Equity Compensation Plans	52
Independent Registered Public Accounting Firm	53
Report of the Audit Committee of the Board of Directors	54
Proposal 1—Election of Directors	55
Proposal 2—Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020	57
Proposal 3—Advisory Approval of our Company's Executive Compensation for the Year Ended December 31, 2019	58
Other Matters	59

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        You have received these proxy materials because the Board of Directors (our "Board" or the "Board of Directors") of Boingo Wireless, Inc. ("we", "us" or the "Company") is soliciting your proxy to vote at the 2020 Annual Meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. The Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet and vote online at the Annual Meeting. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

What is a virtual Annual Meeting?

        The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders and support the health of our stockholders and employees given the emerging public health impact of the coronavirus outbreak (COVID-19). You can virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/WIFI2020, where you will be able to vote your shares, and submit your questions during the meeting via the Internet. There will not be a physical meeting location and you will not be able to attend in person.

        We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may vote by Internet, by telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by completing and mailing your proxy card.

        The Annual Meeting starts at 10:30 a.m. (Pacific Daylight Time). We encourage you to access the meeting website prior to the start time to allow time for check in. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

        You do not need to register to virtually attend the Annual Meeting webcast. Follow the instructions on your Notice of Internet Availability or proxy card (if you requested and received a printed copy of the proxy materials) to access the Annual Meeting.

        If you wish to submit a question the day of the Annual Meeting, you may log in to the virtual meeting platform at www.virtualshareholdermeeting.com/WIFI2020, type your question into the "Ask a Question" field, and click "Submit." Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to annual meeting matters and, therefore, will not be answered.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Election of all of our existing directors to serve until the 2021 annual meeting of stockholders, who include Lance Rosenzweig, Maury Austin, Roy Chestnutt, Michele Choka, Chuck Davis, Mike Finley, David Hagan, Terrell Jones and Kathy Misunas.

  •
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

  •
  To approve, on an advisory basis, our Company's executive compensation for the year ended December 31, 2019, as disclosed herein.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 9, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 44,325,775 shares of Company common stock ("Common Stock") outstanding. The holders of Common Stock have the right to one vote for each share they held as of the record date.

        In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 4, 2020 and will be accessible for ten days prior to the meeting at our principal place of business, 10960 Wilshire Blvd, 23rd Floor, Los Angeles, CA 90024, between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Time).

How do I vote?

        If on April 9, 2020, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

  •
  You may vote by using the Internet at www.proxyvote.com by following the instructions for Internet voting on the Notice or Proxy Card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 3, 2020. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

  •
  You may vote by telephone by dialing 1-800-690-6903 and following the instructions for voting by phone on the Notice or Proxy Card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 3, 2020. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

  •
  You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting.

  •
  If you wish to vote electronically at the meeting, go to www.virtualshareholdermeeting.com/WIFI2020 using your unique control number that was included in the proxy materials that you received in the mail.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) "For" the election of all nine of your Board's nominees for director, (ii) "For" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and (iii) "For" the advisory approval of our Company's executive compensation for the year ended December 31, 2019 as disclosed herein. However, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card or Notice?

        If you receive more than one proxy card or Notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or submit a proxy for each Notice to ensure that all of your shares are voted.

What if I share an address with another stockholder of Boingo?

        If you reside at the same address as another Boingo stockholder, you and other Boingo stockholders residing at the same address will receive a single copy of the Notice of Availability of Proxy Materials. If you wish to receive a separate copy of the Notice of Availability of Proxy Materials, you may do so by making a written or oral request to: Boingo Wireless, Inc., 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, Attention: Corporate Secretary. Upon your request, we will promptly deliver a separate copy to you. The Annual Report, Proxy Statement and Notice are also available at www.proxyvote.com.

What happens if I am in a location heavily impacted by COVID-19?

        In certain locations, proxy materials may not be able to be delivered to the extent requested by a stockholder or otherwise required to be delivered. On March 4, 2020, the SEC granted an exemption (the "COVID-19 Exemption"), pursuant to Section 36 of the Exchange Act, that a registrant or any other person is exempt from the requirements of the Exchange Act and the rules thereunder to furnish proxy statements, annual reports, and other soliciting materials, as applicable (the "Soliciting Materials"), and the requirements of the Exchange Act and the rules thereunder to furnish information statements and annual reports, as applicable (the "Information Materials"), where the following conditions are satisfied

  •
  The registrant's security holder has a mailing address located in an area where, as a result of coronavirus disease 2019 ("COVID-19"), the common carrier has suspended delivery service of the type or class customarily used by the registrant or other person making the solicitation; and

  •
  The registrant or other person making a solicitation has made a good faith effort to furnish the Soliciting Materials to the security holder, as required by the rules applicable to the particular method of delivering Soliciting Materials to the security holder, or, in the case of Information Materials, the registrant has made a good faith effort to furnish the Information Materials to the security holder in accordance with the rules applicable to Information Materials.

        To the extent applicable, we will rely on the COVID-19 Exemption. Proxy materials will be available via the Internet as otherwise described herein and we will make every reasonable effort to ensure that any stockholder affected by COVID-19 will be able to cast their votes.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to the Secretary of the Company at 10960 Wilshire Boulevard, 23rd Floor, Los Angeles, California 90024.

  •
  You may virtually attend the Annual Meeting and vote electronically by going to www.virtualshareholdermeeting.com/WIFI2020 and using your unique control number that was included in the Proxy Materials that you received in the mail. Simply attending the meeting will not, by itself, revoke your proxy.

Who will solicit proxies on behalf of the board?

        Proxies may be solicited on behalf of our Board, without additional compensation, by the Company's directors and employees.

        The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website at www.boingo.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. Abstentions will be counted as present for purposes of determining the presence of a quorum. For Proposal 1, abstentions will not be considered as votes cast for or against any director, and will therefore have no effect on the outcome of the vote. For Proposals 2 and 3, abstentions will not be considered as votes cast for or against any proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for such proposals.

        If your shares are held by your bank or broker as your nominee (that is, in "street name"), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered "non-discretionary" and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. All of our proposals, except for Proposal 2, are "non-discretionary" and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.

How many votes are needed to approve each proposal?

  •
  For Proposal 1, directors, in an uncontested election, are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted "FOR" a candidate for election as director must exceed the number of votes cast "AGAINST" that director. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.

    We have also implemented a policy for director resignations, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. For more information see "Proposal No. 1—Election of Directors" below. The Board of Directors recommends a vote "FOR" all nominees.

  •
  To be approved, Proposal 2, to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, must receive a "For" vote from the majority of the votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. Broker non-votes, if any, are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

  •
  To be approved, Proposal 3, advisory approval of our Company's executive compensation for the year ended December 31, 2019, must receive a "For" vote from the majority of the votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, the advisory approval of our Company's executive compensation for the year ended December 31, 2019 is advisory and non-binding in nature and cannot overrule any decisions made by our Board.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on April 9, 2020, the record date, are represented at the meeting by stockholders present online or by proxy. On the record date, there were 44,325,775 shares of Common Stock outstanding and entitled to vote. Thus 22,162,888 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How will my shares be voted if I mark "Abstain" on my proxy card?

        We will count a properly executed proxy card marked "Abstain" as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Annual Meeting for the proposals so marked.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the end of the Annual Meeting.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before December 22, 2020. If you wish to submit a proposal to be presented at the 2021 Annual Meeting of Stockholders, but which will not be included in the Company's proxy materials, including to nominate a director, your Solicitation Notice, as defined in our bylaws, must be received by the Secretary of the Company at Boingo Wireless, Inc., 10960 Wilshire Blvd, 23rd Floor, Los Angeles, CA 90024, Attn: Secretary, no earlier than February 5, 2021 and no later than March 7, 2021. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Boingo Wireless' current bylaws may be found on the corporate governance subsection of the investor relations section of our corporate website at www.boingo.com.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

DIRECTORS AND EXECUTIVE OFFICERS

        Our directors and executive officers, and certain information about each of them as of April 1, 2020 are set forth below.

Name	Age	Position with Boingo Wireless
Mike Finley	59	Chief Executive Officer and Director
Peter Hovenier	52	Chief Financial Officer and Secretary
Dawn Callahan	50	Chief Marketing Officer
Derek Peterson	49	Chief Technology Officer
Doug Lodder	41	Senior Vice President, General Manager
Lance Rosenzweig	57	Chair of the Board
Maury Austin	62	Director
Roy Chestnutt	60	Director
Michele Choka	60	Director
Chuck Davis	59	Director
David Hagan	59	Director
Terrell Jones	71	Director
Kathy Misunas	69	Director

        Mike Finley was appointed to our Board of Directors in August 2013 and currently serves as our Chief Executive Officer effective March 2019. Mr. Finley previously served as the President, North America and Australia from August 2014 until March 2019 and the Senior Vice President of Global Carrier Business Development from April 2010 to August 2014, for Qualcomm. Mr. Finley joined Nextel in 2002 as Area Vice President of Southern California and became Senior Vice President of General Business for the U.S. following its merger with Sprint. Mr. Finley served as President of the West Region and a Senior Vice President of Sprint Nextel before departing in 2008. From 1993 to 2001, Mr. Finley served as President of Verizon Wireless in Southern California, Vice President and General Manager in Sacramento, and was Vice President of Sales in Ohio for Airtouch Cellular. Prior to joining Airtouch, Mr. Finley held positions with Cellular One and McCaw Cellular. Mr. Finley received a B.S. and B.A. in Marketing from Creighton University and attended the General Manager Program in Executive Education at Harvard Business School. He currently serves on the board of the Los Angeles Sports and Entertainment Commission and is a member of the Creighton University Athletic Hall of Fame. The Board of Directors determined that Mr. Finley should serve as a director based on his more than 30 years of experience in the wireless telecommunication industry.

        Peter Hovenier has served as our Chief Financial Officer since November 2012. Mr. Hovenier served as our Senior Vice President of Finance from June 2007 to November 2012, and served as our Vice President Finance and Administration from June 2002 to June 2007. Prior to joining us, Mr. Hovenier was Vice President Finance and Administration of Frontera Corporation, an application service provider. Prior to Frontera, he held financial management positions with GeoCities, a web-hosting service; MGM Studios, a media company; and Wyndham Hotels Corporation, a hospitality company. In 1995, Mr. Hovenier became a Certified Public Accountant in the State of Washington. Mr. Hovenier received a B.A. in Accounting from Western Washington University.

        Dawn Callahan has served as our Chief Marketing Officer since February 2014. Ms. Callahan served as our Senior Vice President of Marketing and Sales from January 2013 to February 2014 and as our Vice President of Consumer Marketing from March 2007 to January 2013. Prior to joining Boingo, she was Vice President of Marketing for Time Warner Cable. Ms. Callahan has been named one of the Top 100 Most Powerful Women in Cable by Cablefax, one of the Top Women in Digital by Cynopsis Media, Marketer by the Year by PR Magazine, "Woman of the Year" by Women in Cable and

Telecommunications, and was a Betsey Magness Leadership Institute Fellow in 2004-2005. Ms. Callahan holds a B.A. in Sociology from Washington State University and a M.B.A. with an emphasis in Entrepreneurship from Concordia University.

        Derek Peterson, Ph.D. has served as our Chief Technology Officer since January 2014. Dr. Peterson served as our Senior Vice President of Engineering from January 2013 to January 2014, as our Vice President of Billing and Business Intelligence from June 2012 to January 2013, and our Director of Billing from April 2011 to June 2012. He is also an adjunct professor at Colorado Technical University, a position he has held since July 2008. Previously, Dr. Peterson was Director, Products at Oracle from July 2008 to April 2011, and Vice President, Engineering at United Online from April 2002 to July 2008. He is a veteran of Operation Desert Shield/Storm and Operation Joint Endeavor, having served with the United States Air Force. Dr. Peterson is a board member of the Wireless Broadband Alliance and CBRS Alliance; and a founding member of the Wireless Infrastructure Association's Innovation and Technology Council of wireless industry leaders. Dr. Peterson was named a "Wireless Industry Executive to Watch" in 2019 and 2015 by FierceWireless; and "CTO of the Year" in 2017 by Los Angeles Business Journal. Dr. Peterson holds a B.S. in Computer Science from the University of Maryland, a M.A. in Education and Technology from the American Intercontinental University, and a Doctorate of Computer Science with a focus on Enterprise Information Systems from Colorado Technical University.

        Doug Lodder has served as our Senior Vice President, General Manager since December 2019 and in various business development roles at Boingo since July 2012. Mr. Lodder currently serves on the board of directors of Consumer Technology Association. Before joining Boingo, he served as Vice President of Network Strategy at Mobilitie and started his career at Wedbush Securities in various investment banking roles. Mr. Lodder holds a B.S. from San Diego State University and an M.B.A. from the Marshall School of Business at the University of Southern California.

        Lance Rosenzweig was elected as Chair of the Board in March 2019, elected as our Lead Independent Director in August 2017, and was appointed to our Board of Directors in July 2014. Mr. Rosenzweig currently serves on the board of directors and audit committee of Nextgen Healthcare. Mr. Rosenzweig served as President and Chief Executive Officer of Startek, Inc., a global business process outsourcing (BPO) company with over 45,000 employees from 2018 until January 2020. From 2015 through 2016, Mr. Rosenzweig was an Operating Executive of Marlin Operations Group, working with Marlin Equity Partners, a global investment firm with over $6 billion in assets under management, where he served as Chairman of the Board of Duncan Solutions and GiftCertificates.com, and Chairman of the Board and interim Chief Executive Officer of Domo Tactical Communications. Mr. Rosenzweig was a pioneer of the highly profitable BPO industry. Mr. Rosenzweig served as the Chief Executive Officer and President, Global Markets for Aegis USA, Inc., a leading BPO company with over 18,000 employees, from 2013 through the company's sale in 2014. Mr. Rosenzweig also co-founded and served as Chairman of the Board of PeopleSupport, Inc. since its inception in 1998, and as PeopleSupport's Chief Executive Officer from 2002 through the company's IPO and subsequent sale in 2008. Mr. Rosenzweig co-founded UniSite, which was acquired by American Tower. Mr. Rosenzweig received a B.S. in Industrial Engineering and a M.B.A., with honors every term, from Northwestern University. The Board of Directors determined that Mr. Rosenzweig should serve as a director based on his significant experience in the wireless industry, as well as public company operating, audit and board experience and mergers and acquisitions.

        Maury Austin was appointed to our Board of Directors in June 2016. A retired public Chief Financial Officer, Mr. Austin has more than 35 years of financial experience in both public and private enterprises. Most recently, Mr. Austin served as the Chief Financial Officer and Vice President of MIPS Technologies, Inc., a semiconductor design company, from March 2008 to November 2011. He served as Chief Financial Officer at Portal Software Inc., a provider of billing and revenue management solutions for the communications and media industry, from June 2005 until its sale to Oracle

Corporation in 2006. He served as the Chief Financial Officer at Vicinity Corporation, a provider of geographical mapping services, from January 2001 until its sale to Microsoft Corporation. He also served as a Director of Extreme Networks Inc. from April 2012 to November 2014 and also served on both the audit and compensation committees. He also served as a Director of Sigma Designs, Inc. from August 2012 to July 2013 and as chairman of the audit committee and a member of the compensation and nominating and governance committees. Mr. Austin holds a M.B.A. from Santa Clara University and a B.S. in Business Administration, from University of California at Berkeley. The Board of Directors determined that Mr. Austin should serve as a director based on his extensive experience in corporate finance and strategy, including business model development and implementation, investor relations and mergers and acquisitions.

        Roy Chestnutt was appointed to our Board of Directors in August 2019. Mr. Chestnutt has spent nearly his entire career in the wireless industry. Currently, Mr. Chestnutt serves as a senior advisor at Blackstone and VMware Inc., positions he has held since May 2018 and April 2019, respectively. Mr. Chestnutt is also a board member for Telstra Corporation, a leading telecommunications company publicly traded in Australia, Saudi Telecom Company, a leading Saudi Arabia-based telecommunications company, and Digital Turbine, Inc., a publicly traded mobile and advertising company, and is a non-executive partner at Delta Partners. Most recently, Mr. Chestnutt was Executive Vice President, Chief Strategy Officer for Verizon Communications, Inc. a position he held from June 2011 until December 2017. Mr. Chestnutt has held leadership roles with Motorola Networks, Grande Communications, Sprint-Nextel and AirTouch. He previously served as director for the GSMA and chair of the Chief Strategy Officers Group which included 25 global strategists from the world's leading wireless carriers. He holds a B.S. in Business Administration from San Jose State University and an MBA from the University of San Francisco. The Board of Directors determined that Mr. Chestnutt should serve as a director based on his extensive experience leading strategy, business development and operations for global telecommunications companies.

        Michele Choka was appointed to our Board of Directors in December 2018 and serves as Compensation Committee Chair and a member of the Audit Committee. Ms. Choka has served on the board of directors of ProPetro Holding Corporation, a publicly traded oilfield services company, since February 2020. She served on the board of directors, chair of the compensation committee, member of the audit committee, and member of the nominating and corporate governance committee for CallidusCloud, Inc. from 2005 to 2016. Ms. Choka previously served as Vice President, Human Resources at HighPoint Resources, a successor to the Bill Barret Corporation, an upstream oil and gas company, from August 2010 to September 2019. Ms. Choka previously was employed at Level 3 Communications, Inc., an international communications company, starting in 2006 and ultimately as Group Vice President of Human Resources up to January 2010. Ms. Choka was also previously employed at Sun Microsystems, Inc., a computer networking company, in a variety of positions, and held senior human resource and compensation positions at Storage Technology Corporation, a data management and storage company; Electronic Data Systems Corporation, a global technology services company; and JP Morgan, a global financial services firm. Prior to joining JP Morgan, Ms. Choka served in an accounting position as a Regional Controller for the Eastern Region at Sony Corporation of America. Ms. Choka holds a B.A. in East Asian Studies and Economics from Wesleyan University. The Board of Directors determined that Ms. Choka should serve as a director based on her executive leadership experience in human resources and accounting and public company board and committee experience.

        Chuck Davis was appointed to our Board of Directors in August 2011. Since May 2014, Mr. Davis has served as Chairman, CEO and Director of Prodege LLC, a digital rewards community whose leading properties are Swagbucks.com, MyPoints.com and InboxDollars.com. Since January 2013, Mr. Davis served as Executive Chairman and Director of Prodege LLC. Mr. Davis is currently a Venture Partner with Technology Crossover Ventures. From January 2006 to June 2011, Mr. Davis

served variously as Executive Chairman, Chairman and Chief Executive Officer of Fandango, an online retailer of movie tickets. In addition, following Fandango's acquisition by Comcast in May 2007, Mr. Davis also served as an Executive Vice President of Comcast Interactive Media until June 2011. Mr. Davis previously served as President, Chief Executive Officer, and Director of BizRate.com, which became Shopzilla, from 1999 to 2005 including its sale to the E.W. Scripps Company. Mr. Davis also served in various executive and managerial capacities for The Walt Disney Internet Group from 1996 to 1999, News Corporation's TV Guide from 1992 to 1995, and Time Warner, Inc. from 1982 to 1991. Mr. Davis holds an A.B. in Urban Studies from Brown University and a M.B.A. from Harvard University. The Board of Directors determined that Mr. Davis should serve as a director based on his executive management experience with direct-to-consumer and e-commerce companies.

        David Hagan has served as a member of our Board of Directors since November 2004. He also served as our Chief Executive Officer from November 2004 to March 2019, our President from 2001 to May 2013 and our Chair of our Board of Directors from August 2014 to February 2019. Prior to joining us, Mr. Hagan served as Chief Executive Officer of FirstSource Corp., an e-commerce solutions provider, and as a President and Chief Operating Officer of Ticketmaster Online CitySearch, an online ticket retailer and city website manager. Mr. Hagan has over 30 years of experience in senior management roles in the telecommunications and Internet industries with Sprint in the United States and Canada, including President, Consumer Services Group. Mr. Hagan is a member of the Consumer Technology Association (CTA) Executive Board and previously served as the Chairman of the CTA Executive Board and Chairman of the CTA Wireless Division board. He received a B.S. from the University of Kansas and a M.B.A. from Baker University. The Board of Directors determined that Mr. Hagan should serve as a director based on his previous position as our Chief Executive Officer and his understanding of the wireless industry.

        Terrell Jones was elected as a member of our Board of Directors in June 2013. Most recently, Mr. Jones served as executive chairman of Wayblazer, Inc., a travel software provider, from 2014 to 2018, and currently serves as president of ON, Inc., a travel and e-commerce consulting firm which he founded in 2002. Mr. Jones currently serves on the board of SonicWall, Kenzie Academy and Crytcia Security, and is chair of the Camping and Education Foundation. Mr. Jones has served as an executive and/or on the board of directors of several public companies. Specifically, Mr. Jones was Chairman of Kayak.com, an online travel company, from its founding in 2005 until its acquisition by the Priceline Group in May 2013; CEO of Travelocity.com, an online travel company, from its founding in 1996 until its acquisition by SABRE in 2002; board and audit committee member of Entrust, an internet service provider, from 1998 until 2004; board and audit committee member of La Quinta Corp, a hotel company, from 2004 until its sale to the Blackstone Group in January 2006; board and audit committee member of EarthLink, an internet services provider, from 2003 to 2011; and board member of Overture Services (OVER), an internet search company, from 2002 until its sale to Yahoo! in October 2003. Mr. Jones was employed for 22 years at American Airlines and its SABRE division in various executive positions including Chief Information Officer. Mr. Jones was a Special Venture Partner at General Catalyst Partners from 2002 to 2015. He received a B.A. in History from Denison University. The Board of Directors determined that Mr. Jones should serve as a director based on his significant experience in the Internet and e-commerce industries, his extensive experience in guiding boards of directors and public companies through successful corporate exits, as well as public company audit and board experience.

        Kathy Misunas was appointed to our Board of Directors in June 2016. Ms. Misunas currently serves as an advisor and board member to various businesses. Since 2000, she has served as a Director for TechData Corporation, one of the world's largest global distributors of technology products, services and solutions, where she serves as a chair of the cybertech committee and is a member of the compensation committee which she previously chaired. She has also had prior Director roles in other businesses such as Travelocity.com and Canadian Tire Corporation, Canada's largest retailer. She is the founder and principal of Essential Ideas, a boutique advisory firm specializing in business strategies, innovation and communication leadership. Previously in executive roles, Ms. Misunas served as the Chief Executive Officer and President of brandwise LLC, an online comparison-shopping site for home durables, and Chief Executive Officer of Reed Travel Group, formerly part of Reed Elsevier PLC, a global publishing enterprise. She has also held positions of President and Chief Executive Officer of the SABRE Group (a division of AMR Corporation), Senior Vice-President of AMR/American Airlines, and Chief Information Officer of American Airlines, Inc. Ms. Misunas attended Moravian College and the Alliance Francaise for undergraduate studies, as well as Executive Programs at the Universities of Pennsylvania and Virginia. Additionally, she is a National Association of Corporate Directors Board Fellow and completed Director programs at Harvard University and the University of Georgia. The Board of Directors believes that Ms. Misunas brings public board governance and compensation expertise as well as diversification to the Board and is highly qualified in technology and general business management.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of the Board of Directors

        As required under the listing standards of the Nasdaq Global Market ("Nasdaq"), a majority of the members of a Nasdaq-listed company's board of directors must qualify as "independent," as affirmatively determined by its board of directors. Our Board of Directors consults with counsel to ensure that the Board of Directors' determinations are consistent with all relevant laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Management and outside counsel have reviewed the directors' responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this proxy statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors or director nominees. After reviewing this information, our Board of Directors affirmatively determined that, except for David Hagan (one of our directors), all of our directors were independent directors within the meaning of the applicable Nasdaq listing standards in 2020.

Information Regarding the Board of Directors and its Committees

        As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Lance Rosenzweig, as our independent Chair of the Board, presided over these executive sessions in 2019. During 2019, the Board had an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance

Committee, a Cybersecurity Committee and a Steering Committee. The following table provides membership information for each of such Board committees as of December 31, 2019:

Name	Audit		Compensation		Nominating and Corporate Governance		Cybersecurity Committee		Steering Committee
Maury Austin	X	*
Roy Chestnutt(1)									X
Michele Choka	X		X	*
Chuck Davis			X		X	*
David Hagan									X
Terrell Jones	X				X		X	*
Kathy Misunas					X		X
Lance Rosenzweig	X								X	*

*
Committee Chair.

(1)
Mr. Chestnutt joined our Steering Committee upon his appointment to the Board in August 2019.

        Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees meets the applicable rules and regulations regarding "independence" and also that each member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Cybersecurity Committee and Steering Committee is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        Our Audit Committee is responsible for, among other things:

  •
  selecting and hiring our independent auditors;

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  approving the audit and non-audit services to be performed by our independent auditors;

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  evaluating the qualifications, performance and independence of our independent auditors;

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  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

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  reviewing the adequacy and effectiveness of our internal control policies and procedures;

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  discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results;

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  preparing the Audit Committee Report in our annual proxy statement;

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  reviewing and monitoring actual and potential conflicts of interest of members of our Board of Directors and officers; and

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  reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

        Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.boingo.com. Each of Maury Austin, Michele Choka, Terrell Jones and Lance Rosenzweig served on the Audit Committee of the Board of Directors during 2019. The Audit Committee met four times during 2019.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent as currently defined under Nasdaq listing standards. The Board of Directors has determined that Maury Austin, Michele Choka, Terrell Jones and Lance Rosenzweig are each an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board made a qualitative assessment of Mr. Austin's level of knowledge and experience based on a number of factors, including his experience as a chief financial officer of various publicly and privately traded companies, experience in accounting and finance roles for over 35 years and his degrees in business management. The Board also made a qualitative assessment of Ms. Choka's level of knowledge and experience based on a number of factors, including her previous accounting experience for a publicly traded company and previous public company board and committee experience. The Board also made a qualitative assessment of Mr. Jones' level of knowledge and experience based on a number of factors, including his prior experience as chief executive officer of two publicly traded companies, and prior service as a director on the audit committee of three other public companies. The Board also made a qualitative assessment of Mr. Rosenzweig's level of knowledge and experience based on a number of factors, including his experience as an operating partner of a leading private equity firm, prior experience as a chief executive officer of various publicly and privately traded companies and his prior experience in the banking industry.

Compensation Committee

        Our Compensation Committee is responsible for, among other things:

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  reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

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  reviewing and approving the following for our Chief Executive Officer and our other executive officers: annual base salaries, annual incentive bonuses, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control arrangements and any other benefits, compensation or arrangements;

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  conducting annual risk assessments of our compensation programs;

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  reviewing the succession planning for our executive officers;

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  reviewing and recommending compensation goals and bonus and equity compensation criteria for our employees;

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  reviewing and recommending compensation programs for directors;

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  preparing the compensation discussion and analysis and Compensation Committee report that the SEC requires in our annual proxy statement;

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  administering, reviewing and making recommendations with respect to our equity compensation plans; and

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  reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter and confirming the Company's compliance with applicable government regulations and corporate policies.

        A more detailed description of the Compensation Committee's functions can be found in our Compensation Committee Charter. The charter is published in the corporate governance section of our website at www.boingo.com. Each of Michele Choka, Chuck Davis and Mike Finley served on the Compensation Committee of the Board of Directors during 2019. Mr. Finley left the Compensation Committee in February 2019. In connection with Mr. Finley leaving the Compensation Committee, the Compensation Committee considered various attributes of a new Chair and subsequently appointed

Michele Choka as Chair of the Compensation Committee. All members of the Compensation Committee are independent as currently defined under Nasdaq listing standards.

        The Compensation Committee met 11 times during 2019. Mr. Finley, our principal executive officer, does not participate in the determination of his own compensation or the compensation of directors. However, Mr. Finley makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and Mr. Finley participates in the Committee's deliberations about their compensation. Mr. Hovenier, our Chief Financial Officer, and Bethany Ellis, our Senior Vice President Human Resources, also assist the Committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors. The Compensation Committee has delegated authority to a grant committee, currently comprised of our Chief Executive Officer and our Chief Financial Officer, to approve awards within certain specified parameters to non-executive employees of the Company.

        The Croner Company advised the Compensation Committee during 2019 on executive compensation-related matters. The Compensation Committee has assessed the independence of The Croner Company pursuant to SEC rules and Nasdaq listing standards and determined that no impermissible conflict of interest exists that would prevent The Croner Company from independently advising the Compensation Committee.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for, among other things:

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  assisting our Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board of Directors;

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  reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;

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  overseeing the evaluation of our Board of Directors and management;

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  recommending members for each Board committee to our Board of Directors;

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  reviewing and monitoring our code of business conduct and ethics; and

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  reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter and confirming the Company's compliance with applicable government regulations and corporate policies.

        Our Nominating and Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.boingo.com. Each of Chuck Davis, Terrell Jones and Kathy Misunas served on the Nominating and Corporate Governance Committee of the Board of Directors during 2019. All members of the Nominating and Corporate Governance Committee are independent as currently defined under Nasdaq listing standards. The Nominating and Corporate Governance Committee met 10 times during 2019.

        Our Nominating and Corporate Governance Committee believes that the minimum qualifications and skills that candidates for director should possess include (a) the highest professional and personal ethics and values, (b) broad experience at the policy-making level in business, government, education, technology or public interest, (c) a commitment to enhancing stockholder value and (d) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The committee also considers the following factors, in no particular order of importance: (a) various and relevant career experience, (b) relevant skills, such as an understanding of the Company's business,

(c) financial expertise, (d) diversity and (e) local and community ties. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

        Candidates for director nominees are reviewed in the context of the current composition of our Board, our strategy and operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, our Nominating and Corporate Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Nominating and Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

        The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating and Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation.

Cybersecurity Committee

        Our Cybersecurity Committee is generally responsible for assisting the Board in setting accountability of management regarding cybersecurity preparedness, assessing the adequacy of resources and funding to sustain a successful cybersecurity program, providing guidance regarding management's recommendations related to cybersecurity initiatives and providing guidance regarding management's framework for responding to cybersecurity incidents.

        Each of Terrell Jones and Kathy Misunas served on the Cybersecurity Committee during 2019. All members of the Cybersecurity Committee are independent as currently defined under Nasdaq listing standards. The Cybersecurity Committee met four times during 2019.

        The Cybsecurity Committee's primary responsibilities include:

  •
  reviewing the Company's overall cybersecurity plan and information technology information protection management strategy related risks. The Cybersecurity Committee is provided the results of any audit of the Company's cybersecurity plan and receives regular updates on cybersecurity and data protection and privacy;

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  reviewing reports provided by the information technology organization regarding the status of and future plans for the security of Company data stored on internal resources and with third party providers;

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  reviewing and making recommendations related to strategy, as appropriate, regarding action plans related to responses to data breaches;

  •
  obtaining advice and seeking assistance from outside cybersecurity and data privacy advisors and consultants as it determines necessary to carry out its duties; and

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  reviewing and advising on resources and funding issues relating to the establishment and maintenance of adequate cybersecurity controls and processes and information management protection risks.

Steering Committee

        Our Steering Committee assists the Board in establishing the Company's long-term strategy and also advises on other strategic matters. The Steering Committee meets from time to time as needed to discuss strategic matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of Michele Choka, Chuck Davis and Mike Finley served on the Compensation Committee of the Board of Directors during 2019. Mr. Finley left the Compensation Committee in February 2019 in connection with his appointment as Chief Executive Officer. None of the members of the Compensation Committee was at any time during the 2019 fiscal year (or at any other time) an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

BOARD LEADERSHIP STRUCTURE

        Our Board of Directors has separated the roles of Chair of the Board and Chief Executive Officer. Our Board has determined that we would be best served by having a separate Chair and Chief Executive Officer. Our Board believes that having a separate Chair and Chief Executive Officer enhances the accountability of our Chief Executive Officer to our Board and encourages balanced decision making. In addition, our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and are able to provide objective and thoughtful oversight of management. Our Board has appointed Lance Rosenzweig as our Chair of the Board and believe his previous services as Lead Independent Director provides the Board with deep strategic knowledge of the Company and its business. Our Chair of the Board provides guidance to our Board and sets the agenda for Board meetings. Our Chair also provides performance feedback on behalf of our Board to our Chief Executive Officer.

RISK OVERSIGHT MANAGEMENT

        Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, from all functional areas of our company, and discussing these assessments with management. The Board's overall risk oversight is supplemented by the various committees. The Audit Committee discusses with management and our independent auditors our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures.

        Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs. Based upon this review, our Compensation Committee believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. Specifically, we believe that the elements of our compensation program do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk-taking. A significant proportion of the compensation provided to our executives, and a material amount of the compensation provided to other employees, is in the form of long-term equity awards that are important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price, and because awards are subject to long-term vesting schedules to help ensure that employees have significant value tied to long-term stock price performance.

        The Cybsecurity Committee discusses with management our cyber risk exposures and processes, and oversees the Company's planning and execution of the cybersecurity plan.

STOCKHOLDER OUTREACH AND COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

        The Company endeavors to improve corporate governance and executive compensation practices and actively engages its stockholders to discuss their views on these matters.

        In 2019 our stockholder outreach consisted of:

  •
  Conducting quarterly reviews of our financial and operating results. For those stockholders who cannot participate in the live meetings, we provide a recording or webcast of the meeting that can be accessed for up to a year subsequent to the live meeting;

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  Meeting individually with investors or interested parties who request meetings with management to discuss the business generally and financial or operating results;

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  Meetings or calls with stockholders representing over 70% of our outstanding shares throughout the year; and

  •
  Targeted outreach to our top institutional stockholders to discuss the recent Chief Executive Officer transition and to introduce Mr. Finley to our stockholders. These meetings occurred during late March 2019 and early April 2019, and the Company was represented by its Chief Executive Officer and its Chief Financial Officer and Corporate Secretary. In addition, during late March 2019, three separate investment banks hosted investor meetings which were attended by our Chief Executive Officer, our Chief Financial Officer and Corporate Secretary, and the applicable research analyst from the investment banks that provides equity research reports on the Company.

        During 2019, the Company spoke directly with stockholders representing approximately 70% of the total shares outstanding as of December 31, 2019. Generally, the Chief Executive Officer and Chief Financial Officer took part in these discussions and our stockholders were free to make inquiries about any topics of interest to the stockholder.

        As a result of our Board considering feedback received from stockholder outreach from time to time and the Company's long-term strategy, our Board has implemented various changes to our corporate governance and executive compensation practices as summarized below. The Company has received positive feedback from stockholders on these changes.

  •
  Recoupment Policy:  In 2020 based upon feedback received from ongoing stockholder outreach and at the recommendation of the Compensation Committee, our Board adopted a Recoupment Policy that applies to executive officers and covers all incentive compensation.

  •
  Annual Advisory Vote on the Compensation of our Named Executive Officers:  Historically, the Company has held an advisory vote on executive compensation every three years. However, in 2018, the Company held a "Say on Frequency" vote and the Board, based on communications with stockholders and as part of good corporate governance, recommended the approval, on an advisory basis, of an annual "Say on Pay" vote, which the stockholders approved. Therefore, the Board intends to hold an annual "Say on Pay" vote on a going forward basis.

  •
  Executive Compensation Changes:  We made several changes to our 2019 executive compensation program as further described under the "2019 Votes on Executive Compensation and Stockholder Outreach" section of the "Compensation Discussion and Analysis," beginning on page 28.

  •
  Prohibition on Pledging and Margin Accounts:  In November 2017, the Company adopted amendments to its Insider Trading Policy to explicitly prohibit the use of Boingo securities for pledging and margin activities. The Insider Trading Policy already explicitly prohibited hedging transactions in Boingo.

  •
  Adopted Amendments to the Certificate of Incorporation to Declassify the Board:  In June 2017, upon recommendation of the Board, the Company's stockholders approved an amendment to the Company's certificate of incorporation to declassify the Board over time. Commencing with the 2018 annual meeting of stockholders, director nominees who are reelected will be reelected for a term of one year, but directors elected prior to the 2018 annual meeting of stockholders will continue to serve the remainder of their terms. Therefore, at the Annual Meeting, all directors who are elected will be elected for a one-year term.

        Our Board desires that the views of the Company's stockholders will be heard by our Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with our Board of Directors, any Board committee, the independent directors as a group or any individual director may send communications directly to the Company at Boingo Wireless, Inc., 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals, (ii) stockholder proposals and director nominations pursuant to our bylaws or (iii) service of process or any other notice in a legal proceeding.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met nine times during 2019. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which such member was a director or committee member. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2019. While we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders all directors are encouraged to attend, and all of our directors attended our 2019 annual meeting of stockholders.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted the Boingo Wireless, Inc. Code of Business Conduct and Ethics that applies to all directors, officers and employees. A copy is available on the corporate governance section of our website at www.boingo.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver in its public filings, as required by law or securities market regulations.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

        We understand that long-term value creation for stockholders is our core responsibility. We also have an important role to play for our team members, our customers, and the communities we serve and believe that enriching and enabling the lives of our employees and their families, supporting our environment, caring for our communities, and being good corporate stewards over the Company is fundamental to our culture, and is just plain good business.

  Employee Well-Being

  •
  Financial Well-Being:  We offer a benefits package that includes equity, competitive pay, a quarterly or annual incentive plan, and a defined contribution savings plan with an employer match, among other health-related and other benefits.

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  Retirement Planning:  To help prepare our employees for retirement, our defined contribution savings plan is opt-out, so employees are automatically enrolled in the program when they are hired, unless they actively decline. This behavioral approach means that a significant majority of all of our employees are actively saving for retirement and receiving a company match that is paid each pay period.

  •
  Financial Literacy:  We conduct financial literacy trainings throughout the year. Seminars have included retirement planning, managing student loan debt, and first-time homebuyer education. Our equity and defined contribution savings plan partners also offer monthly webinars, online planning tools and one-on-one consultations.

  •
  Matching Grant Program:  Our Matching Grant Program amplifies employees' cash contributions to the charitable organization of their choice.

  •
  Tomorrow's Workforce:  We work with community organizations to help develop the tech pipeline talent. Organizations we actively support include the Bixel Exchange Tech Talent Pipeline, Exceeding Expectations, Girls Who Code, Kid City/Urban Foundation, Los Angeles, and Path Forward.

        We have been named one of the Best Places to Work in Los Angeles—four years running. Our high scores in corporate culture, leadership, and training and development reflect our commitment to create a positive and fulfilling work environment for our employees.

  Environment

  •
  Going Green:  We continually strive to improve operations and minimize our impact on the environment. Business Intelligence Group ("BIG") recently named Boingo "Green Company of the Year" in their "BIG Awards for Business."

  •
  Certifications:  We are certified by the City of Los Angeles as a Green Business, meeting sustainability standards set by the City of Los Angeles and the California Green Business Network. The certification was based on a proprietary scoring system used to measure a company's achievements. We were selected for offering e-cycling programs, investing in sustainable business practices, and offering a transportation reimbursement program that rewards employees for going green.

  Diversity

  •
  A Culture of Inclusion and Programs:  At Boingo, we believe that fostering a diverse and inclusive culture where all employees can succeed is important to our business. We are a founding member of PledgeLA, a program that promotes civic engagement, diversity and inclusion. We are also a founding member of LightReading's Women in Comms, a platform that empowers women to champion change and redress the gender imbalance in the workplace. We host Center for Excellence in Engineering and Diversity programs that help educationally underrepresented students achieve success in math, science and engineering. Women of Boingo is an employee club that celebrates diverse talents and is dedicated to empowering women to follow a fulfilling career through education, networking and mentoring opportunities. We are a sponsor of Girls Who Code, a program focused on closing the gender gap in technology. We participate in the Digital Diversity Networks' Innovation and Inclusion Awards and we are a three-time winner. In 2019, we were named "Best Tech Workplace for Diversity" by the Timmy Awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of April 9, 2020 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors and director nominees; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

        This table lists applicable percentage ownership based on 44,325,775 shares of Common Stock outstanding as of April 9, 2020. Options to purchase shares of our Common Stock that are exercisable within 60 days of April 9, 2020 are deemed to be beneficially owned by the persons holding these options and convertible notes for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Restricted stock units that are expected to vest and settle within 60 days of April 9, 2020 are also deemed to be beneficially owned for purposes of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
5% Stockholders
The Vanguard Group(2)	3,748,662	8.5%
100 Vanguard Boulevard Malvern, PA 19355
BlackRock, Inc.(3)	3,667,411	8.3%
55 East 52nd Street New York, NY 10055
Victory Capital Management Inc.(4)	2,996,482	6.8%
4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144
Handelsbanken Fonder AB(5)	2,758,800	6.2%
SE-106 70, Stockholm, Sweden
FMR LLC(6)	2,696,539	6.1%
245 Summer Street Boston, MA 02210
Renaissance Technologies Holdings Corporation(7)	2,495,000	5.6%
800 Third Avenue New York, New York 10022
Named Executive Officers, Directors and Director Nominees
Maury Austin(8)	45,893	*
Dawn Callahan(9)	32,613	*
Roy Chestnutt	—	*
Michele Choka(10)	9,913	*
Chuck Davis(11)	102,724	*
Mike Finley(12)	72,083	*
David Hagan(13)	997,502	2.3%
Peter Hovenier(14)	376,232	*
Terrell Jones(15)	72,398	*
Doug Lodder(16)	26,199	*
Kathy Misunas(17)	42,546	*
Derek Peterson(18)	62,381	*
Lance Rosenzweig(19)	86,630	*
All executive officers, directors and director nominees as a group (13 persons)	1,927,114	4.3%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Boingo Wireless, Inc., 10960 Wilshire Blvd., 23rd Floor, Los Angeles, CA 90024.

(2)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2020. The shares reported include shares held by The Vanguard Group, Inc. and the following wholly-owned subsidiaries: Vanguard Fiduciary Trust Company; and Vanguard Investments Australia, Ltd.

(3)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2020. Shares are held by the following subsidiaries: BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Advisors.

(4)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 31, 2020. Victory Capital Management Inc. reported to have the sole power to direct the voting and disposition of 2,996,482 shares.

(5)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2020. Handelsbanken Fonder AB reported to have the sole power to direct the voting and disposition of 2,758,800 shares.

(6)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2020. FMR LLC and Abigail P. Johnson, each reported that, FMR LLC and Abigal P. Johnson has sole power to direct the voting and disposition of 2,696,539 shares.

(7)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2020. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, each reported that, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation has sole power to direct the voting and disposition of 2,495,000 shares.

(8)
Represents 39,056 shares held by Mr. Austin and 6,837 shares issuable to Mr. Austin upon vesting of restricted stock units within 60 days of April 9, 2020.

(9)
Represents 21,845 shares held by Ms. Callahan, 7,993 shares issuable to Ms. Callahan upon exercise of options that are currently exercisable, and 2,775 shares issuable to Ms. Callahan upon vesting of restricted stock units within 60 days of April 9, 2020.

(10)
Represents 3,076 shares held by Ms. Choka and 6,837 shares issuable to Ms. Choka upon vesting of restricted stock units within 60 days of April 9, 2020.

(11)
Represents 95,887 shares held by Mr. Davis and 6,837 shares issuable to Mr. Davis upon vesting of restricted stock units within 60 days of April 9, 2020.

(12)
Represents 72,083 shares held by Mr. Finley.

(13)
Represents 990,665 shares held by Mr. Hagan and 6,837 shares issuable to Mr. Hagan upon vesting of restricted stock units within 60 days of April 9, 2020.

(14)
Represents 376,232 shares held by Mr. Hovenier.

(15)
Represents 65,561 shares held by Mr. Jones and 6,837 shares issuable to Mr. Jones upon vesting of restricted stock units within 60 days of April 9, 2020.

(16)
Represents 21,944 shares held by Mr. Lodder and 4,255 issuable to Mr. Lodder upon vesting of restricted stock units within 60 days of April 9, 2020.

(17)
Represents 35,709 shares held by Ms. Misunas and 6,837 issuable to Ms. Misunas upon vesting of restricted stock units within 60 days of April 9, 2020.

(18)
Represents 56,575 shares held by Dr. Peterson and 5,806 shares issuable to Dr. Peterson upon vesting of restricted stock units within 60 days of April 9, 2020.

(19)
Represents 76,267 shares held by Mr. Rosenzweig and 10,363 shares issuable to Mr. Rosenzweig upon vesting of restricted stock units within 60 days of April 9, 2020.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        We believe that during the fiscal year ended December 31, 2019, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

        As provided by our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving in advance any related party transaction. Neither the Board of Directors nor the Audit Committee has adopted specific policies or guidelines relating to the approval of related party transactions. The members of our Audit Committee determine whether to approve a related party transaction in the exercise of their fiduciary duties as directors.

RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements with directors and named executive officers described elsewhere in this proxy statement, since January 1, 2019, there has not been a transaction or series of related transactions in which we were or are a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

INDEMNIFICATION AGREEMENTS

        We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis, which reviews and discusses our compensation programs and policies for our 2019 named executive officers, should be read together with the compensation tables and related disclosures included below. It contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding our compensation decisions and programs.

        Our "named executive officers" for 2019 are:

  •
  Mike Finley, our Chief Executive Officer;

  •
  David Hagan, our former Chief Executive Officer, who retired in March 2019;

  •
  Peter Hovenier, our Chief Financial Officer;

  •
  Dawn Callahan, our Chief Marketing Officer;

  •
  Derek Peterson, our Chief Technology Officer; and

  •
  Doug Lodder, Senior Vice President, General Manager.

Executive Summary

2019 Executive Compensation Overview

        Highlights of developments involving our executive compensation program in 2019 included the following:

  •
  David Hagan, our Chief Executive Officer since November 2004, retired in March 2019 and Michael Finley, an independent member of our Board of Directors since August 2013, was appointed to replace him at that time.

  •
  In connection with Mr. Hagan's retirement, our Board of Directors (i) separated the roles of Chief Executive Officer and Chair of the Board and (ii) combined the roles of lead independent director and chair of the Board (with Lance Rosenzweig's appointment as Chair of the Board in March 2019).

  •
  Our 2019 long-term equity compensation awards for all named executive officers, including our new Chief Executive Officer and our Chief Financial Officer, consist of three-year RSUs, 50% of the value of which are service-based and 50% (at target) are performance-based. In addition to the revenue and EBITDA objectives that we have in recent years used in our performance-based RSUs, we added a relative total stockholder return ("rTSR") objective in response to input from stockholders.

2019 Performance Highlights

        Highlights of our performance in 2019 included the following:

  •
  Revenue of $263.8 million, which was an increase of 5.2% over 2018 revenue of $250.8 million.

  •
  We launched 15 new DAS venue locations with Tier One Carriers during 2019, resulting in a total of 73 DAS venues live comprised of 38,100 nodes with another 61 DAS venues in backlog comprised of 11,700 nodes as of December 31, 2019.

2019 Votes on Executive Compensation and Stockholder Outreach

        At our 2018 annual meeting of stockholders, we conducted an advisory vote of our stockholders to determine the frequency at which we conduct our Say on Pay vote. With over 94% of our stockholders voting in favor of annual Say on Pay votes, we now intend to conduct an advisory Say on Pay vote annually.

        We regularly conduct an extensive stockholder outreach program. Following an extensive stockholder outreach program in late 2018 and early 2019, as well as affirmative actions by our Compensation Committee in early 2019, as described in further detail below, over 98% of our stockholders voted in favor of approving the compensation of our named executive officers at our 2019 annual meeting of stockholders, as disclosed in the proxy statement for that meeting. Our Compensation Committee reviewed the results of the vote and the high level of stockholder support and concluded that it would continue to implement the changes it took in early 2019 for the remainder of 2019 and compensation decisions for 2020.

        As a result of such stockholder outreach in late 2018 and early 2019, we took the following actions:

  •
  The peer group and benchmarking discussion included below in the section entitled "Independent Compensation Consultant and Peer Group" provides greater detail on such processes;

  •
  The equity grants to our Chief Executive Officer and Chief Financial Officer in 2019 were intended to cover one year only, and we do not intend to grant any new multi-year performance-based equity awards;

  •
  The performance-based RSUs granted to our executive officers in 2019 provide for a three-year performance period coupled with a three-year service requirement, so that they will not vest until after the end of fiscal 2021;

  •
  The service-based RSUs granted to our Chief Executive Officer and Chief Financial Officer in 2019 provide for annual vesting rather than quarterly vesting;

  •
  The 2019 performance-based RSUs include a new rTSR goal (weighted at 10% of target) in addition to a revenue goal and an EBITDA goal (each weighted at 45%);

  •
  The 2019 performance-based RSUs do not include any "catch-up" features; and

  •
  At the recommendation of our Compensation Committee, our Board adopted a recoupment policy that applies to executive officers and covers all incentive compensation.

Chief Executive Officer Transition and Related Governance Changes

        In February 2019, in connection with Mr. Hagan's retirement, the Board appointed Mr. Finley as our Chief Executive Officer, effective March 18, 2019. Our Board had previously discussed succession planning with respect to our executive officers and, as a part of the regular succession planning process Mr. Hagan communicated to the Board that he was beginning to think of his potential retirement from his position as our Chief Executive Officer. Based on Mr. Hagan's communications to the Board, Mr. Finley communicated his interest in the position of Chief Executive Officer should the position become available. Mr. Finley also presented to the Board his vision and long-term strategy for the Company. The Board, (i) knowing Mr. Finley's capabilities as a director, (ii) his extensive experience in the wireless industry, (iii) his familiarity with the Company and its business, (iv) his long-term vision and strategy for the Company and (v) after conducting reference checks and a background search, concluded that Mr. Finley was the most qualified candidate for the position of Chief Executive Officer.

        In connection with his appointment as our Chief Executive Officer, the Compensation Committee and our Board of Directors approved Mr. Finley's compensation as follows: an annual base salary of $500,000; annual target incentive bonus equal to 100% of his annual base salary; the grant of equity awards having an aggregate grant date value of approximately $2,000,000; a $300,000 signing bonus (forfeitable on a pro-rated basis if he voluntarily terminates within two years of his becoming Chief Executive Officer); certain relocation-related benefits not to exceed $400,000; 18 months of cash and medical coverage severance benefits if he is involuntarily terminated whether or not in connection with our change of control; 24 months of equity award vesting acceleration if he is involuntarily terminated outside a change of control context; and full vesting acceleration if he is involuntarily terminated within three months prior to or 18 months following our change of control. With respect to the equity compensation commitment in his offer letter, Mr. Finley was granted in March 2019 a service-based RSU for 46,820 shares and a performance-based RSU for 46,820 shares (at target), on the same terms and conditions as the fiscal 2019 equity grants awarded to our other executive officers (as described below in "Elements of Compensation—Long-Term Equity Incentive Award Program").

        In connection with his retirement as our Chief Executive Officer, Mr. Hagan agreed to remain on our Board of Directors. In recognition of the thoughtful and orderly manner in which Mr. Hagan oversaw the succession and transition process leading to his retirement, our Board of Directors approved a payment of $400,000 to him, which amount was intended to provide him with appropriate incentive compensation for the portion of 2019 that he served as our Chief Executive Officer (and for which he otherwise received only base salary).

        Upon his retirement, Mr. Hagan ceased serving as Chair of our Board of Directors and our Board of Directors approved the appointment of Lance Rosenzweig to that position and eliminated the position of Lead Independent Director.

General Overview and Objectives of our Executive Compensation Programs

        Historically, our compensation programs have aimed to conserve cash while attracting and retaining executive officers who are highly motivated to grow our business in the long term. As with other growth-oriented companies in the wireless industry and the technology sector generally, we emphasize equity compensation, through a mix of service-based and performance-based RSUs, to align the interests of management and stockholders, which we believe motivates the management team to grow the business in the long term. The Compensation Committee continues to believe that the total cash compensation of our named executive officers (including their base salary plus annual incentive bonus) should generally target the 50th percentile of our selected peer group and that total direct compensation (total cash compensation plus equity awards) should generally target the 60th percentile of our selected peer group.

        We recognize that our success depends to a great degree on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, we designed, and intend to modify as necessary, our compensation and benefits program and philosophy in order to attract, retain and motivate talented, highly qualified and committed executive officers who share our business goals and corporate values. In doing so, we strive to reward achievement of clear, easily measured performance goals that keep our executive officers focused on accomplishing our long-term business objectives, while offering sufficient fixed compensation to remain competitive within our industry and geography. We expect to continue relying on this approach in the future.

        The principal objectives of our executive compensation programs are:

  •
  attracting, retaining and motivating talented and experienced executives;

  •
  rewarding executives whose knowledge, skills and performance are critical to and demonstrably contribute to our success and strategic goals; and

  •
  incentivizing our executives to manage our business as a team.

Role of the Compensation Committee, Board of Directors and Management in Setting Executive Compensation

        In general, our Compensation Committee makes compensation decisions regarding our named executive officers. Until February 2019, Messrs. Davis and Finley and Ms. Choka served as Committee members, with Mr. Finley serving as Chair of the Committee; thereafter and for the remainder of 2019, Mr. Davis and Ms. Choka served as the sole members of the Committee, with Ms. Choka serving as Chair of the Committee. The Compensation Committee has overall responsibility for overseeing and, together with input from the full Board of Directors as the Committee deems appropriate, approving the compensation of our Chief Executive Officer and other executive officers.

        We anticipate that our Chief Executive Officer will continue to make recommendations to our Compensation Committee regarding compensation for other executive officers. However, while our Compensation Committee will consider our Chief Executive Officer's recommendations, it need not adopt these recommendations and may adjust them as it deems appropriate. The Committee has authority to approve all compensation decisions regarding our executive officers, although our Board of Directors also retains concurrent authority. The Committee may from time to time refer matters to the entire Board of Directors in order to obtain input from other directors prior to making a decision and, if appropriate, may submit matters for approval by the full Board of Directors. Other executive officers, including our Chief Financial Officer and our Senior Vice President Human Resources, participate in Compensation Committee meetings from time to time, primarily to present information to the Committee.

Independent Compensation Consultant and Peer Group

        Our Compensation Committee has the authority to engage the services of outside consultants and advisors to assist it in making decisions regarding our executive compensation programs. The Croner Company has been retained by our Compensation Committee since 2014 to advise the Committee regarding the compensation of our executive officers and non-employee directors. The Compensation Committee believes that The Croner Company's deep expertise in the technology industry provides the Committee with relevant and targeted advice.

        To assist the Compensation Committee in evaluating the different components of compensation to be paid to our named executive officers, the Compensation Committee relies on compensation data from a group of peer companies developed with the assistance of The Croner Company. The Compensation Committee meets annually to review the peer group for compensation decisions for the following year, and in late 2018 the Compensation Committee determined the companies that would constitute our peer group for compensation decisions in 2019. The Croner Company identified potential peer companies among telecom and technology companies with business models similar to ours, including competitors, companies with relevant GICS codes and their peers. Once the larger population of companies was determined, The Croner Company applied a revenue guideline (companies within 40% to 250% of our revenue) and a market cap guideline (companies with a market cap equal to 25% on the low end and 400% on the high end of a market cap range of $1B to $10B), accepting into the final peer group those companies meeting the criteria that are headquartered either in California or in major metropolitan areas. The companies recommended by The Croner Company, and accepted by the Compensation Committee, as peer companies for fiscal 2019 compensation (listed below) generally fell within these guidelines (Telenav, Inc. fell below the revenue and market cap guidelines, Aerohive Networks, Inc., Aviat Networks, Inc. and Synacor, Inc. fell below the market cap guideline, and Gogo, Inc. fell slightly above the revenue guideline). The Compensation Committee elected to include these companies in the peer group due to their similar business models, and because they had operating statistics that were below or very close to the guidelines, thereby avoiding comparison to outsized peers.

  2019 Fiscal Year Peer Group Companies:

• 8x8, Inc.	• Internap Corporation
• Aerohive Networks, Inc.	• Limelight Networks, Inc.
• Aviat Networks, Inc.	• MaxLinear, Inc.
• Brightcove Inc.	• MobileIron, Inc.
• CalAmp Corp.	• ORBCOMM Inc.
• Calix, Inc.	• Ribbon Communications Inc.
• Carbonite, Inc.	• Spok Holdings, Inc.
• Digi International Inc.	• Synacor, Inc.
• Global Eagle Entertainment Inc.	• Synchronoss Technologies, Inc.
• Globalstar, Inc.	• Telenav, Inc.
• Gogo, Inc.	• Vocera Communications, Inc.

        As the Compensation Committee meets annually to review the peer group for compensation decisions for the following year, in late 2019 the Compensation Committee determined that it would make the following changes to the fiscal year 2019 peer group, utilizing the same revenue guideline (companies within 40% to 250% of our revenue) and an updated market cap guideline (companies with a market cap equal to 25% on the low end and 400% on the high end of a market cap range of $200M to $1B), which would then be utilized for compensation decisions in 2020. Following these changes, all of the peer companies fell within these guidelines.

New Companies Added for Fiscal Year 2020 Peer Group	Companies Removed for Fiscal Year 2020 Peer Group
• Alaska Communications	• Global Eagle Entertainment Inc.
• Gogo, Inc.

        The compensation data from the peer group of companies developed with The Croner Company is used in evaluating our executive compensation program. Data from relevant published compensation surveys is reviewed in conjunction with the peer group when evaluating our executive compensation program. Our Compensation Committee previously made the decision that the total cash compensation of our named executive officers (including their base salary plus annual incentive target bonus) should generally target the 50th percentile of our selected peer group (and survey market data, when applicable) and that total direct compensation (total cash compensation plus the grant date value of annual equity awards) should generally target the 60th percentile of our selected peer group compensation data (and survey market data, when applicable). Our Compensation Committee believes this targeted range for total direct compensation is appropriate primarily because companies we recruit from or that recruit our employees tend to be significantly larger telecommunication or technology companies with greater pay practices. Our Compensation Committee continued to work with these targeted ranges for fiscal 2019 compensation decisions.

        When compared to the market data from the peer group, our Compensation Committee's decisions regarding fiscal year 2019 compensation for our named executive officers other than Mr. Hagan and Mr. Lodder (whose role was not included in the market data analysis as he was not a named executive officer in 2018) presents as follows:

  •
  Base salaries, on average as a group, were at 105% of the market 50th percentile, with individual base salaries ranging from 97% to 112% of that percentile;

  •
  Total cash compensation (at target), on average as a group, was at 100% of the market 50th percentile, with individual total cash compensation (at target) ranging from 90% to 118% of that percentile; and

  •
  Total direct compensation (at target), on average as a group, was at 111% of the market 60th percentile, with individual total direct compensation (at target) ranging from 97% to 131% of that percentile.

Elements of Compensation

        Our executive compensation program currently includes the following components:

  •
  annual base salary;

  •
  annual cash incentive bonus;

  •
  equity-based awards, including both service-based and performance-based awards; and

  •
  certain benefits upon involuntary termination of employment under specified circumstances.

        The weight of each of these components has not to date been determined by any particular formula, although our overall mix of total compensation has historically emphasized and continues to emphasize equity-based awards for their long-term incentive and retention value. The specific mix of components has been and will continue to be within the discretion and business judgment of our Board of Directors and the Compensation Committee.

        The following table provides a breakdown for 2019 target compensation for our named executive officers other than Mr. Hagan, who did not receive any service or performance-based equity awards in 2019 due to his retirement early in the year (he received only a fixed payment at the time of his retirement, as described above). Fixed compensation is comprised of annual base salary and service-based equity awards, as it does not vary based on the Company's performance, whereas variable compensation is comprised of annual cash incentive bonuses and performance-based equity awards, as the value of both components is inherently tied to the Company's performance.

Named Executive Officer	Fixed Compensation (%)	Variable Compensation(1) (%)
Mike Finley(2)	63	37
Peter Hovenier	71	29
Dawn Callahan	67	33
Derek Peterson	68	32
Doug Lodder	67	33

(1)
Includes annual cash incentive bonus and performance-based equity awards at target levels. For the 2019 performance-based RSUs, includes only the portion of the RSUs subject to the revenue and Adjusted EBITDA goals for the 2019 performance period, as the grant date for the portions of the 2019 performance-based RSUs subject to the revenue and Adjusted EBITDA goals for the 2020 and 2021 performance periods did not occur prior to December 31, 2019, as determined in accordance with provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation—Stock Compensation.

(2)
The Compensation Committee targeted 50% fixed compensation and 50% variable compensation for Mr. Finley for 2019, which is achieved when including the entirety of the 2019 performance-based RSUs.

Base Salary

        We provide a base salary to our named executive officers to compensate them for services rendered on a day-to-day basis during the year and to provide sufficient fixed cash compensation to allow them to focus on their ongoing responsibilities. The base salaries of all executive officers are reviewed annually and adjusted when necessary to reflect individual roles and performance as well as market conditions. In connection with the Compensation Committee's annual review process in January 2019, the following base salary increases were approved for our named executive officers other than Mr. Finley, whose base salary was negotiated at the time of his appointment in March 2019:

Name	Increase in Annual Base Salary	2019 Annual Base Salary ($)
Peter Hovenier	3%	370,506
Dawn Callahan	5%	317,749
Derek Peterson	5%	332,448
Doug Lodder	7%	282,243

        A paired comparison of base salary changes among incumbents in the same position year-to-year in peer base salary data showed average base salary increases of 3% for chief financial officer positions, and 6% for chief technology officer positions. Mr. Lodder's increase also includes a market-based adjustment. Following the base salary increases for our named executive officers, they were on average at 107% of the 50th percentile.

Annual Cash Incentive Bonuses

        We use annual cash incentive bonuses to reward our named executive officers for the achievement of Company performance goals. Each year, we adopt new corporate financial objectives under our management incentive compensation plan to motivate and reward our senior executives, including our named executive officers, to attain specific short-term performance objectives that, in turn, further our long-term business objectives. These objectives are based upon corporate targets, rather than individual objectives. In setting target payout levels under our management incentive compensation plan, our Compensation Committee considers historical payouts, the total cost to the Company should performance objectives be achieved and our retention needs. The Compensation Committee retains discretion to reduce or eliminate payment under our management incentive compensation plan.

        For 2019, the performance goals under our management incentive compensation plan included three corporate objectives: one goal, revenue, is determined on a quarterly basis, and the other two goals, Adjusted EBITDA and annual free cash flow, are determined on an annual basis. For each goal, we established a threshold and a maximum achievement level, as well as a weighting as a proportion of the total bonus target. The revenue and Adjusted EBITDA objectives have historically been selected based on the desire to strongly encourage responsible revenue growth with profitability during the year as well as continued focus on our long-term strategy of monetizing our high-density wireless networks. In recent years, and again for 2019, our Compensation Committee determined it would be appropriate to include a free cash flow target with a weighting of 10% of total target opportunity, in order to continue our focus on non-revenue objectives as well as annual performance, and further determined it appropriate to equally weight revenue at 45% and Adjusted EBITDA at 45%. This resulted in the relative weighting of annual objectives at 55% of the total target opportunity and quarterly revenue-based objectives at 45% of the total target opportunity.

        Target bonuses for our named executive officers (other than Mr. Hagan) under the 2019 plan were as follows:

Named Executive Officer	Target Bonus ($)	Percentage of Base Salary
Mike Finley	395,833	100%
Peter Hovenier	277,880	75%
Dawn Callahan	174,762	55%
Derek Peterson	182,846	55%
Doug Lodder	155,234	55%

        The 2019 target levels for each of the objectives and actual achievement were as follows:

Financial Objective	2019 Target Level Achievement	Actual 2019 Achievement Metrics
Revenue(1)	$277,505,000	$263,790,000
Adjusted EBITDA(2)	$85,277,000	$82,623,000
Free Cash Flow(3)	$(23,000,000)	$(24,986,000)

(1)
For 2019, the revenue portion of the annual incentive bonus was determined and paid on a quarterly basis, with the following target levels of achievement, weightings and actual achievement:

Applicable Quarter	Relative Weighting	Target Level Achievement	Actual Achievement
1	10%	$65,827,000	$66,473,000
2	11%	$70,615,000	$68,554,000
3	12%	$70,492,000	$64,707,000
4	12%	$70,571,000	$64,056,000
(2)
For a discussion of Adjusted EBITDA, see footnote 1 to "Selected Financial Data" included in our Annual Report on Form 10-K.

(3)
For a discussion of free cash flow, see Exhibit 99.1 of our Form 8-K filed with the SEC on March 2, 2020.

        In February 2020, our Compensation Committee determined that the achievement of the financial objectives under the management incentive compensation plan for 2019 would result in a payout at 86% of target based on the relative weightings and payout levels in the chart below. For achievement above or below the targeted level, straight line interpolation was applied to the target levels.

	Revenue (45% total weight)			Adjusted EBITDA (45% total weight)			Free Cash Flow (10% total weight)
		Payout Level	Targeted Achievement		Payout Level	Targeted Achievement		Payout Level	Targeted Achievement
Maximum		150%	110% of Target		150%	120% of Target		150%	120% of Target
Target		100%	$277,505,000		100%	$85,277,000		100%	$(23,000,000)
	Actual Achievement	75%	95% of Target	Actual Achievement	95%	97% of Target	Actual Achievement	86%	91% of Target
Minimum		50%	90% of Target		50%	70% of Target		50%	70% of Target

	Revenue		Adjusted EBITDA		Free Cash Flow
Actual Bonus Payout	(45% × 75%)	+	(45% × 95%)	+	(10% × 86%)	= 86%

        Actual bonus amounts paid to our named executive officers (other than Mr. Hagan) for fiscal 2019 were as follows:

Named Executive Officer	Bonus Payout ($)
Mike Finley	369,744	(1)
Peter Hovenier	235,206
Dawn Callahan	147,924
Derek Peterson	154,767
Doug Lodder	131,395

(1)
Includes $52,454 which was awarded to Mr. Finley at the discretion of our Compensation Committee in February 2020 related to our revenue achievement for the first quarter of 2019, as Mr. Finley was appointed as our Chief Executive Officer in March 2019. Such amount represents the amount Mr. Finley would have been paid had he been employed by us for the full fiscal year as it related to our actual revenue achievement. The Committee did not make a similar adjustment for Mr. Finley related to our Adjusted EBITDA and free cash flow objectives, which remained pro-rated for 2019 based on his actual employment during the year.

Long-Term Equity Incentive Award Program

        We believe that equity-based awards encourage our named executive officers to focus on the long-term performance of our business. Our Compensation Committee generally grants equity awards annually to our executives and other employees in order to enable them to participate with our stockholders in the long-term value of our stock price. Additionally, we believe our equity awards provide an important retention tool for our named executive officers, as they are subject to multi-year vesting.

        We currently use service-based and performance-based RSUs for our long-term equity program. We believe that RSUs are the appropriate form of long-term incentive award for our Company in the current competitive conditions facing the wireless industry in which we compete for executive talent, allowing us to both retain current employees and attract new talent, as well as limit the dilution to our stockholders that our offering a stock option program would impose. For named executive officers, we generally determine the number of RSUs to be granted by dividing the annual target grant value approved for each officer by our Compensation Committee by the average trading price for the last five trading days of the prior month preceding the date of grant.

        Our Compensation Committee made significant changes in early 2016 to our long-term equity incentive program for Mr. Hagan, our former Chief Executive Officer, and our Chief Financial Officer. As a result, Messrs. Hagan and Hovenier were each granted RSUs in 2016 that encompassed the aggregate target award value that they might otherwise have been granted in annual installments over each of 2016, 2017 and 2018. We refer to each of these awards as a "2016 Three-Year Award." As a result of these awards, neither officer was granted any equity or other long-term incentive awards during fiscal 2017 or 2018. Fiscal 2019 was the first year following the end of such program and as a result, Mr. Hovenier received the equity-based awards described below as a part of our annual refresh grant process.

        2017 Equity Awards.    In early 2017, and in continuance of the long-term incentive program implemented in 2016, our named executive officers other than Messrs. Finley, Hagan and Hovenier were granted RSUs, with 50% of the aggregate grant value in service-based RSUs and 50% in performance-based RSUs (at-target). The performance-based RSUs granted to Ms. Callahan, Dr. Peterson and Mr. Lodder in 2017 were subject to two equally-weighted performance objectives: 50% of the at-target value was based upon achieving average revenue growth of 20% over a two-year period ending on December 31, 2018, as compared with revenue in the year ending on December 31, 2016, and 50% was based upon an Adjusted EBITDA margin target of 35%, measured at the end of 2018. The performance objectives were subject to under- or over- achievement on a sliding scale, with a threshold of 50% of the target number of RSUs (for average revenue growth of 15% and an Adjusted EBITDA margin target of 30%) and a maximum of 150% of the target number of RSUs (for average revenue growth of 25% and an Adjusted EBITDA margin target of 40%), with straight-line interpolation applied between performance increments.

        In March 2019, our Compensation Committee determined that the average revenue growth over the two-year period ending on December 31, 2018 was 22.7% and the Adjusted EBITDA margin was 38.8%, resulting in achievement of the 2017 performance-based RSUs at 132.5% of the target objective. As a result, each of our named executive officers other than Messrs. Finley, Hagan and Hovenier became eligible to vest in the following total number of RSUs: Ms. Callahan: 16,639;

Dr. Peterson: 16,639; and Mr. Lodder: 16,639. 66 2/3% of such RSUs vested on the date achievement was determined, and the remainder vested in four equal quarterly installments beginning on May 1, 2019, subject to the executive officer's continued service through each vesting date.

        2018 Equity Awards.    In early 2018, our named executive officers other than Messrs. Finley, Hagan and Hovenier were granted RSUs, with 50% of the aggregate grant value in the form of three-year service-based RSUs and 50% (at-target) in the form of performance-based RSUs. The performance-based RSUs granted to Ms. Callahan, Dr. Peterson and Mr. Lodder in 2018 were subject to two equally-weighted performance objectives: 50% of the at-target value was based upon achieving average revenue growth of 13% over a two-year period ending on December 31, 2019, as compared with revenue in the year ending on December 31, 2017, and 50% was based upon an Adjusted EBITDA margin target of 31.5%, measured at the end of 2019. The performance objectives were subject to under- or over- achievement on a sliding scale, with a threshold of 50% of the target number of RSUs (for average revenue growth of 8% and an Adjusted EBITDA margin target of 26.5%) and a maximum of 150% of the target number of RSUs (for average revenue growth of 18% and an Adjusted EBITDA margin target of 36.5%), with straight-line interpolation applied between performance increments.

        In March 2020, our Compensation Committee determined that the average revenue growth over the two-year period ending on December 31, 2019 was 8.4% and the Adjusted EBITDA margin was 36.2%, resulting in achievement of the 2018 performance-based RSUs at 100.5% of the target objective. As a result, each of our named executive officers other than Messrs. Finley, Hagan and Hovenier became eligible to vest in 6,374 RSUs. 66 2/3% of such RSUs vested on the date achievement was determined, and the remainder will vest in four equal quarterly installments beginning on May 1, 2020, subject to the executive officer's continued service through each vesting date.

        2019 Equity Awards.    During the second half of fiscal 2018 and the first quarter of fiscal 2019, our Compensation Committee gave close consideration to the feedback received from our stockholder outreach program described above with regard to the design of our long-term incentive program for fiscal 2019. The Committee also considered the advice from the Committee's compensation consultant, market data from our peer group, competitive factors and retention, incentive and succession planning issues. As a result of this process, the Committee determined to continue using RSUs as our primary long-term incentive program with such awards to be granted, including for our Chief Executive Officer and Chief Financial Officer, on an annual basis. It also determined to continue the practice of granting 50% of the grant value as service-based RSUs and 50% (at target) as performance-based RSUs, as this allocation has worked well in the Committee's view to achieve a balance of incentives for our executive team.

        In direct response to the feedback obtained through the stockholder outreach program conducted during 2018, the Compensation Committee approved for fiscal 2019 a RSU award program that:

  •
  Imposed annual vesting on the service-based RSUs granted to our Chief Executive Officer and Chief Financial Officer (rather than quarterly vesting, as applies to the other named executive officers);

  •
  Incorporates a three-year performance period on performance-based RSUs granted to all executive officers, coupled with a three-year service requirement, so that the 2019 performance-based RSUs will not vest until after the end of fiscal 2021;

  •
  Does not include any "catch-up" features, whereby a shortfall in earlier achievement can be made up later in the life of the award; and

  •
  Adds a new three-year rTSR goal (weighted at 10% of target) for the performance-based RSUs, in addition to revenue and EBITDA goals (each weighted at 45%) with three consecutive one-year performance periods.

        Accordingly, in February 2019, our Compensation Committee approved the following RSU grants for our named executive officers other than our Chief Executive Officer (whose equity awards are discussed above under "Chief Executive Officer Transition and Related Governance Changes"):

Executive Officer	Aggregate Number of RSUs (at target)	Service-Based Vesting RSUs	Performance- Based Vesting RSUs (at target)
Peter Hovenier	38,610	19,305	19,305
Dawn Callahan	13,942	6,971	6,971
Derek Peterson	38,610	19,305	19,305
Doug Lodder	13,942	6,971	6,971

        Achievement of the revenue and Adjusted EBITDA goals for the 2019 performance-based RSUs is based upon the annual operating budgets established for each of the years in the three-year performance period. As a result, as we approve budgets on an annual basis, the performance targets for the 2019 performance-based RSUs related to revenue and Adjusted EBITDA goals will be set. Actual achievement of each of the performance metrics will be determined using the sliding scales set forth below, with straight line interpolation applied between performance increments. Performance-based RSUs which become eligible to vest based on achievement will vest on February 1, 2022, provided the named executive officer remains in continuous service through such date.

Revenue Achievement as a Percentage of Revenue Target	Percentage of Revenue RSUs Eligible to Vest
Below 90%	0%
At 90% (threshold)	50%
At 100% (target)	100%
At and above 110% (maximum)	150%

EBITDA Achievement as a Percentage of EBITDA Target	Percentage of EBITDA RSUs Eligible to Vest
Below 70%	0%
At 70% (threshold)	50%
At 100% (target)	100%
At and above 120% (maximum)	150%

rTSR Achievement as a Percentile Against the Russell 2000 Performance	Percentage of rTSR RSUs Eligible to Vest
Below 25th Percentile	0%
At 25th Percentile (threshold)	50%
At 50th Percentile (target)	100%
At and above 75th Percentile	150%

        In addition, in recognition of the additional demands on him as a result of our recent Chief Executive Officer transition and to ensure his continued service, Mr. Hovenier was granted in February 2019 a service-based RSU award for 12,870 shares, which are eligible to vest as to 50% of the shares on August 1, 2020 and 50% on February 1, 2021, subject to his continued service. Mr. Hovenier has been with the Company for over 17 years and the Company has never previously made a similar retention grant for Mr. Hovenier or any of our other executive officers.

        Based on the consolidated financial statements included in our Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 2, 2020, achievement for the revenue goal for the one-year period ending on December 31, 2019 was 95.1% and achievement for the Adjusted EBITDA goal for the one-year period ending on December 31, 2019 was 96.9%, resulting in achievement of the

2019 performance-based RSUs at 75.3% and 94.8% of the target objective for revenue and Adjusted EBITDA, respectively, for the 2019 performance period. As a result, each of our named executive officers other than Mr. Hagan became eligible to vest in the following total number of RSUs: Mr. Finley: 11,943; Mr. Hovenier and Dr. Peterson: 4,925; and Ms. Callahan and Mr. Lodder: 1,778. The RSUs will vest on February 1, 2022, subject to the executive officer's continued service through the vesting date.

Severance and Change of Control Benefits

        Our Board of Directors believes that it is necessary to offer senior members of our executive team severance benefits to ensure that they remain focused on executing our strategic plans, including in the event of a proposed or actual acquisition. We have entered into employment agreements with our named executive officers to provide them with additional severance benefits upon an involuntary termination of employment under specified circumstances prior to and following a change of control. The terms of these agreements are described below in "Severance or Employment Agreements."

        Additionally, the 2017 and 2018 RSUs granted to Ms. Callahan, Dr. Peterson and Mr. Lodder and the 2019 RSUs granted to all our named executive officers provide that if the officer were to be involuntarily terminated outside the change of control context, then they would be treated as vested in a number of shares underlying the award equal to the sum of the number of shares applying a monthly pro-rata vesting over the three-year overall vesting schedule (with the performance-based RSUs determined at 100% of target if before the date performance has been determined to be achieved, and at the actual level of achievement if after such date), plus in Mr. Finley's case an additional 24 months of vesting, in Mr. Hovenier's case an additional 12 months of vesting or in Ms. Callahan's, Dr. Peterson's or Mr. Lodder's case, an additional 9 months of vesting. Upon an involuntary termination in connection with a change of control, each officer would be entitled to full vesting of these awards, with achievement of the performance-based award deemed to be at-target if the transaction occurred prior to the end of the performance period.

Perquisites

        We do not provide any significant perquisites or other personal benefits to our named executive officers except for the one-time relocation benefits for Mr. Finley related to his initial employment package when he joined us as our Chief Executive Officer, and which are discussed above under "Chief Executive Officer Transition and Related Governance Changes".

Benefits

        We provide the following benefits, which we believe are typical of the companies with which we compete for employees, to our named executive officers on the same basis provided to all of our employees:

  •
  health, dental and vision insurance;

  •
  life insurance and accidental death and dismemberment insurance;

  •
  a 401(k) plan;

  •
  an employee assistance plan;

  •
  short and long-term disability insurance;

  •
  a medical and dependent care flexible spending account; and

  •
  a health savings account.

Corporate Governance Considerations

        Stock Ownership Guidelines.    Our stock ownership guidelines reinforce our Board of Directors' belief that executives and members of the Board who believe in our future should have meaningful equity holdings in the Company. The ownership guidelines provided for a three-year transition period from their adoption in 2016, and require that our directors hold shares and share equivalents equal in value to three times their annual retainer and that each of our executive officers hold shares and share equivalents equal in value to a multiple of base salary, specifically, six times base salary for our Chief Executive Officer and one times base salary for each of our other executive officers. For purposes of the stock ownership guidelines, vested RSUs and vested and in-the-money options will be counted toward the applicable requirement. With the exception of Ms. Callahan, all of our named executive officers subject to the ownership guidelines (i.e., they have served as executive officers for at least three years) are currently in compliance therewith. Assuming our stock price remains consistent despite recent market volatility related to COVID-19, it is anticipated that Ms. Callahan will be in compliance by mid to late 2020.

        Anti-Hedging and Anti-Pledging.    We have a policy that prohibits any hedging or pledging transactions of our securities by our directors and executive officers. This policy does not allow for exceptions or waivers to such prohibitions on hedging and pledging.

        Recoupment Policy.    In 2020, based upon feedback received from ongoing stockholder outreach, and at the recommendation of the Compensation Committee, our Board of Directors adopted a recoupment policy that applies to executive officers and covers all incentive compensation received after the date the policy was adopted. The policy applies in the event our financial results are restated as a result of material non-compliance with financial reporting requirements under the federal securities laws and provides our Board with broad discretion as to what actions may be taken based on circumstances leading to the restatement, including recovery of incentive compensation received by an executive officer in excess of what the executive officer would have been paid under the restatement.

Risk Considerations

        As discussed in "Risk Oversight Management" above, the Compensation Committee reviews our compensation programs annually and concluded in 2019 that such programs do not create risks that could be reasonably likely to have a material adverse effect on us.

Tax Considerations

        We do not provide any tax gross-ups to our executive officers or directors.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductibility of certain compensation to $1.0 million per year for the Chief Executive Officer and certain other executive officers. Prior to changes in tax law taking effect in 2018, there was an exception to the $1.0 million limitation for performance-based compensation, including stock options, meeting certain requirements. Historically, the stock options we have granted to named executive officers were designed to qualify as performance-based compensation for purposes of Section 162(m), as well as a portion of our performance-based RSUs. However, to maintain flexibility in compensating our executive officers in a manner designed to achieve our strategic goals, contractual commitments and such other factors as our Compensation Committee considered in its judgment to be appropriate, our Compensation Committee does not have a policy requiring all compensation to be deductible.

        As a result of the repeal of the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017, we will not be able to deduct compensation in excess of $1.0 million paid in a single tax year to our Chief Executive Officer and to certain other executive officers.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Submitted by the following members of the Compensation Committee:

Michele Vion Choka
Chuck Davis

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Boingo Wireless under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2019 SUMMARY COMPENSATION TABLE

        The following table provides information regarding the compensation of our "principal executive officer," our former "principal executive officer," our "principal financial officer," and our next three most highly compensated executive officers during the 2019 fiscal year. We refer to these individuals as our "named executive officers."

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Bonus ($)		All Other Compensation ($)		Total ($)
Mike Finley(3)	2019	395,833	1,451,888	317,290	52,454	(4)	360,132	(5)	2,577,597
Chief Executive Officer
Peter Hovenier	2019	370,506	990,219	235,206	—		8,400	(6)	1,604,331
Chief Financial Officer	2018	360,000	—	300,994	—		8,250		669,244
	2017	348,000	—	373,027	—		8,100		729,127
Dawn Callahan	2019	317,749	235,851	147,924	—		8,400	(6)	709,924
Chief Marketing Officer	2018	303,000	305,811	185,693	—		8,250		802,754
	2017	292,000	296,871	230,132	—		8,100		827,103
Derek Peterson	2019	332,448	653,218	154,767	—		8,400	(6)	1,148,833
Chief Technology Officer	2018	317,000	305,811	194,283	—		8,250		825,344
	2017	306,000	296,871	240,778	—		8,100		851,749
Doug Lodder(7)	2019	282,243	235,851	131,395	—		8,400	(6)	657,889
Senior Vice President, General Manager
David Hagan(8)	2019	114,378	—	—	—		404,575	(9)	518,953
Former Chief Executive	2018	549,000	—	612,523	—		8,250		1,169,773
Officer	2017	530,000	—	759,111	—		8,100		1,297,211

(1)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Notes 2 and 20 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions. In 2019, each named executive officer other than Mr. Hagan was granted both performance-based RSUs, the vesting of which is contingent upon the Company's achievement of revenue, EBITDA margin and rTSR targets, and service-based RSUs, as described in greater detail in the "Long-Term Equity Incentive Award Program" section of the "Compensation Discussion and Analysis" beginning on page 36. For the 2019 performance-based RSUs, only the portion of such awards with a grant date in the 2019 fiscal year (as determined in accordance with FASB ASC Topic 718) has been included at their "target" level (100%), which the Company determined was the probable outcome for such awards at the time of grant. The grant date fair value of the 2019 service-based RSUs included in this column is as follows: Mr. Finley: $1,037,063; Mr. Hovenier: $798,583; Ms. Callahan and Mr. Lodder: $168,489; and Dr. Peterson: $466,602. The grant date fair value of the 2019 performance-based RSUs included in this column assuming achievement at the maximum level (150%) for each of the named executive officers is as follows: Mr. Finley: $622,238; Mr. Hovenier: $287,453; Ms. Callahan and Mr. Lodder: $101,043; and Dr. Peterson: $279,925.

(2)
Represents amounts paid under our 2019 management incentive compensation plan.

(3)
Mr. Finley was appointed as our Chief Executive Officer in 2019. Accordingly, compensation information is not provided for 2017 or 2018.

(4)
Represents a cash bonus awarded to Mr. Finley at the discretion of the Compensation Committee, as discussed in greater detail in the "Annual Cash Incentive Bonuses" section of the "Compensation Discussion and Analysis" beginning on page 34.

(5)
Consists of (i) a $300,000 signing bonus, (ii) $56,000 of Company-paid relocation expenses and (iii) $4,132 in matching contributions made under our 401(k) plan.

(6)
Represents matching contributions made under our 401(k) plan.

(7)
Mr. Lodder was employed by us, but was not one of our named executive officers in 2017 or 2018. Accordingly, compensation information is only provided for 2019.

(8)
Mr. Hagan retired from his employment with us on March 18, 2019.

(9)
Consists of (i) a $400,000 payment made upon his retirement, which amount was intended to provide him with appropriate incentive compensation for the portion of 2019 that he served as our Chief Executive Officer (and for which he otherwise received only base salary) and (ii) $4,575 in matching contributions made under our 401(k) plan.

2019 Grants of Plan-Based Awards

        The following table sets forth certain information regarding each plan-based award granted to our named executive officers during our 2019 fiscal year. As a result of his retirement in March 2019, Mr. Hagan did not receive any plan-based awards during our 2019 fiscal year.

									All Other Stock Awards: Number of Shares of Stock or Units (#)
			Estimated Future/Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
										Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Board Approval Date	Minimum ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mike Finley	N/A	N/A	197,917	395,833	593,750	—	—	—	—	—
	3/21/19	3/21/19	—	—	—	—	—	—	46,820	1,037,063
	3/21/19	3/21/19	—	—	—	2,341	18,728	28,092	—	414,825
Peter Hovenier	N/A	N/A	138,940	277,880	416,820	—	—	—	—	—
	2/21/19	2/21/19	—	—	—	—	—	—	19,305	479,150
	2/21/19	2/21/19	—	—	—	—	—	—	12,870	319,433
	2/21/19	2/21/19	—	—	—	966	7,721	11,582	—	191,636
Dawn Callahan	N/A	N/A	87,381	174,762	262,143	—	—	—	—	—
	2/4/19	2/4/19	—	—	—	—	—	—	6,971	168,489
	2/4/19	2/4/19	—	—	—	349	2,787	4,181	—	67,362
Derek Peterson	N/A	N/A	91,423	182,846	274,269	—	—	—	—	—
	2/4/19	2/4/19	—	—	—	—	—	—	19,305	466,602
	2/4/19	2/4/19	—	—	—	966	7,721	11,582	—	186,616
Doug Lodder	N/A	N/A	77,617	155,234	232,851	—	—	—	—	—
	2/4/19	2/4/19	—	—	—	—	—	—	6,971	168,489
	2/4/19	2/4/19	—	—	—	349	2,787	4,181	—	67,362

(1)
Each named executive officer was granted a non-equity incentive plan award pursuant to our 2019 management incentive compensation plan which is discussed in greater detail in the "Annual Cash Incentive Bonuses" section of the "Compensation Discussion and Analysis," beginning on page 34. The amounts show in the "target" column reflect the target payout under the plan. The target amount is equal to 100% of Mr. Finley's annual base salary (pro-rated for 2019 based on his commencement of employment in March 2019), 75% of Mr. Hovenier's annual base salary, and 55% of Ms. Callahan's, Dr. Peterson's, and Mr. Lodder's annual base salary. The amounts shown in the "minimum" column reflect the minimum payout of 50% of the target bonus amount if 90% of the revenue, 70% of the Adjusted EBITDA and 70% of the free cash flow targets are achieved. The amounts shown in the "maximum" column reflect the maximum payout of 150% of the target bonus amount if 110% of the revenue, 120% of the Adjusted EBITDA and 120% of the free cash flow targets are achieved. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table on page 42.

(2)
Each of our named executive officers was granted performance-based RSUs under our 2011 Equity Incentive Plan, the vesting of 45% of which is related to the Company's 2019, 2020 and 2021 revenue growth, an additional 45% of which is related to the Company's EBITDA margin at the end of each of 2019, 2020 and 2021, and the remaining 10% of which is related to the Company's stock price performance over the three-year period ending December 31, 2021 as measured against the performance of the Russell 2000 index over the same period, as discussed in greater detail in the "Long-Term Equity Incentive Award Program" section of the "Compensation Discussion and Analysis," beginning on page 36. The number of RSUs reflected in the table represents only the portion of such awards with a grant date in the 2019 fiscal year, as determined in accordance with FASB ASC Topic 718. The "threshold" amount represents the minimum number of such RSUs that will be eligible to vest on February 1, 2022, subject to the named executive officer's continued service with the Company through such date and achievement of the stock price performance metric at its minimum achievement level. The number of RSUs reflected in the table above as the "target" requires full achievement of the 2019 revenue and EBITDA margin targets and three-year stock price performance metric and will only vest based on continued service with the Company through February 1, 2022. The number of RSUs reflected in the table above as the "maximum" requires overachievement of the 2019 revenue and EBITDA margin targets and three-year stock price performance metric and will only vest based on continued service with the Company through February 1, 2022.

(3)
The amounts represent the aggregate grant date fair value of stock awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Notes 2 and 20 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards. For the performance-based RSUs reflected in the table, the grant date fair value assumes such RSUs will become eligible to vest at their "target" level (100%), which the Company determined was the probable outcome for such awards at the time of grant. The grant date fair value of such performance-based RSUs assuming achievement at the maximum level (150%) is set forth in footnote 1 to the Summary Compensation Table on page 42.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

        The following table sets forth information regarding each unexercised option and all unvested RSUs held by each of our named executive officers as of December 31, 2019. Mr. Hagan, our former Chief Executive Officer, did not have any outstanding equity awards as of December 31, 2019, except as noted below in the "Director Compensation" section below.

        The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to the options and RSUs held by our named executive officers, please see the section titled "2019 Potential Payments Upon Termination or Change in Control" below.

		Option Awards				Stock Awards
Name	Initial Vesting Date	Number of Securities Underlying Unexercised Options— Vested (#)	Number of Securities Underlying Unexercised Options— Unvested (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Mike Finley	04/01/20	—	—	—	—	46,820	(2)	512,679	—		—
	04/01/22	—	—	—	—	11,938	(3)	130,721	49,161	(4)	538,313

		—	—	—	—	58,758		643,400	49,161		538,313

Peter Hovenier	02/01/20	—	—	—	—	19,305	(2)	211,390	—		—
	08/01/20	—	—	—	—	12,870	(5)	140,927	—		—
	02/01/22	—	—	—	—	4,921	(3)	53,885	20,273	(4)	221,984

		—	—	—	—	37,096		406,202	20,273		221,984

Dawn Callahan	06/03/12	7,993	—	13.50	05/03/21	—		—	—		—
	05/01/17	—	—	—	—	1,046	(6)	11,454	—		—
	02/01/19	—	—	—	—	1,385	(7)	15,166	—		—
	05/01/18	—	—	—	—	2,642	(6)	28,930	—		—
	03/11/20	—	—	—	—	6,374	(8)	69,795	—		—
	05/01/19	—	—	—	—	5,228	(6)	57,247	—		—
	02/01/22	—	—	—	—	1,775	(3)	19,436	7,322	(4)	80,170

		7,993	—	—	—	18,450		202,028	7,322		80,170

Derek Peterson	05/01/17	—	—	—	—	1,046	(6)	11,454	—		—
	02/01/19	—	—	—	—	1,385	(7)	15,166	—		—
	05/01/18	—	—	—	—	2,642	(6)	28,930	—		—
	03/11/20	—	—	—	—	6,374	(8)	69,795	—		—
	05/01/19	—	—	—	—	14,479	(6)	158,545	—		—
	02/01/22	—	—	—	—	4,921	(3)	53,885	20,273	(4)	221,984

		—	—	—	—	30,847		337,775	20,273		221,984

Doug Lodder	05/01/17	—	—	—	—	1,046	(6)	11,454	—		—
	02/01/19	—	—	—	—	1,385	(7)	15,166	—		—
	05/01/18	—	—	—	—	2,642	(6)	28,930	—		—
	03/11/20	—	—	—	—	6,374	(8)	69,795	—		—
	05/01/19	—	—	—	—	5,228	(6)	57,247	—		—
	02/01/22	—	—	—	—	1,775	(3)	19,436	7,322	(4)	80,170

		—	—	—	—	18,450		202,028	7,322		80,170

(1)
The closing price of a share of our common stock on December 31, 2019 was $10.95.

(2)
Shares underlying the RSU award vest in a series of three successive equal annual installments commencing on the initial vesting date, subject to continued service to the Company through each vesting date.

(3)
Vesting of the shares underlying the performance-based RSU award was originally contingent upon achievement of a revenue goal and an Adjusted EBITDA goal over a one-year performance period ending on December 31, 2019. The shares underlying the award will vest on February 1, 2022, subject to continued service through such date.

(4)
Vesting of the remaining shares underlying the performance-based RSU award granted to our named executive officers in 2019 is contingent upon achievement of a rTSR goal over a three-year performance period ending on December 31, 2021 and achievement of revenue and Adjusted EBITDA goals over one-year performance periods ending on each of December 31, 2020 and 2021, as well as continued service through February 1, 2022. The number of shares in the table above and the corresponding value of such shares reflects maximum performance of the remaining performance-based RSU award for which performance has not yet been determined.

(5)
Shares underlying the RSU award vest in two equal installments on each of August 1, 2020 and February 1, 2021, subject to continued service to the Company through each vesting date.

(6)
Shares underlying the RSU award vest in a series of twelve successive equal quarterly installments commencing on the initial vesting date, subject to continued service to the Company through each vesting date.

(7)
Vesting of the shares underlying the performance-based RSU award was originally contingent upon certain performance-based metrics over a two-year performance period ending on December 31, 2018. 66 2/3% of the shares underlying the RSU award vested on February 1, 2019, following a determination that achievement was at 132.5%. An additional 1/12th of such shares will vest on May 1, 2019, and an additional 1/12th of such shares will vest quarterly thereafter, subject to continued service to the Company through each vesting date.

(8)
Vesting of the shares underlying the performance-based RSU award was originally contingent upon achievement of both a revenue growth metric and the Company's Adjusted EBITDA margin over a two-year performance period ending on December 31, 2019, as well as continued service through the date performance is determined to have been achieved by the Company. 66 2/3% of the shares underlying the RSU award vested on March 11, 2020, following a determination that achievement was at 100.5%, and an additional 1/12th of such shares will vest quarterly thereafter, subject to continued service to the Company through each vesting date.

2019 OPTION EXERCISES AND STOCK VESTED

        The following table shows the number of RSUs held by each named executive officer that vested during the 2019 fiscal year. None of our named executive officers exercised any options during the 2019 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Mike Finley	5,714	102,166
Peter Hovenier	975,324	23,817,412
Dawn Callahan	30,238	642,474
Derek Peterson	33,321	689,928
Doug Lodder	28,503	600,106
David Hagan	1,462,987	35,726,143

(1)
Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that have vested.

Pension Benefits and Nonqualified Deferred Compensation

        We do not provide a pension plan for our employees, and no named executive officers participated in a nonqualified deferred compensation plan during 2019.

2019 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Please see "Severance or Employment Agreements" below for a description of the severance arrangements for our named executive officers.

        The following table describes the potential payments and benefits for each of our named executive officers under their employment agreements upon an involuntary termination, as if each officer's employment terminated as of December 31, 2019.

Name	Benefit	Qualifying Involuntary Termination of Employment ($)		Qualifying Involuntary Termination of Employment within 12 months after a Change in Control ($)
Mike Finley	Cash Severance	1,500,000		1,500,000
	Health Benefits	11,844		11,844
	Vesting of RSUs(1)	918,752	(2)	1,002,275	(3)

	Total Value	2,430,596		2,514,119

Peter Hovenier	Cash Severance	648,386		648,386
	Health Benefits	10,646		10,646
	Vesting of RSUs(1)	402,020	(2)	554,190	(3)

	Total Value	1,061,052		1,213,222

Dawn Callahan	Cash Severance	238,311		492,510
	Health Benefits	3,321		4,428
	Vesting of RSUs(1)	173,693	(2)	255,474	(3)

	Total Value	415,325		752,412

Derek Peterson	Cash Severance	249,336		515,294
	Health Benefits	7,431		9,908
	Vesting of RSUs(1)	286,623	(2)	485,764	(3)

	Total Value	543,390		1,010,966

Doug Lodder	Cash Severance	211,682		437,477
	Health Benefits	10,421		13,895
	Vesting of RSUs(1)	173,693	(2)	255,474	(3)

	Total Value	395,796		706,846

David Hagan(4)	Cash Severance	—		—
	Health Benefits	—		—
	Vesting of RSUs	—		—

	Total Value	—		—

(1)
The value of vesting of RSUs shown above assumes that each executive's qualifying termination of employment and change of control (if applicable) occurred on December 31, 2019, and was calculated by multiplying the number of unvested RSUs that would have accelerated by the fair market value of our common stock on December 31, 2019 ($10.95).

(2)
For the 2017 RSUs granted to each of Ms. Callahan, Dr. Peterson and Mr. Lodder, includes that number of RSUs underlying the award equal to the sum of the number of RSUs applying a monthly pro-rata vesting over the 36 month period commencing on February 1, 2017 plus an additional 9 months of vesting (with the performance-based RSUs calculated at 132.5% of target). For the 2018 RSUs granted to each of Ms. Callahan, Dr. Peterson and Mr. Lodder, includes that number of RSUs underlying the award equal to the sum of the number of RSUs applying a monthly pro-rata vesting over the 36 month period commencing on February 1, 2018 plus an additional 9 months of vesting (with the performance-based RSUs calculated at 100.5% of target).

  For the 2019 RSUs, includes that number of RSUs underlying the award equal to the sum of the number of RSUs applying a monthly pro-rata vesting over the 36 month period commencing on February 1, 2019 (with the performance-based RSUs related to the 2019 revenue and Adjusted EBITDA goals calculated at 75.3% and 94.8%, respectively, and the remaining portion calculated at target), plus in Mr. Finley's case an additional 24 months of vesting, in Mr. Hovenier's case an additional 12 months of vesting and, in Ms. Callahan's, Dr. Peterson's and Mr. Lodder's case, an additional 9 months of vesting.

(3)
For the 2017 performance-based RSUs, includes full vesting acceleration with achievement deemed to be at 132.5% of target. For the 2018 performance-based RSUs, includes full vesting acceleration with achievement deemed to be at 100.5%. For the portion of the 2019 performance-based RSUs related to the 2019 revenue and Adjusted EBITDA goals, includes full vesting acceleration with achievement deemed to be at 75.3% and 94.8%, respectively. For the remaining portion of the 2019 performance-based RSUs where the performance goals were not achieved as of December 31, 2019, includes full vesting acceleration with achievement deemed to be at the target level.

(4)
As a result of his retirement in March 2019, Mr. Hagan did not receive the severance benefits set forth in his employment agreement, as further described below.

SEVERANCE OR EMPLOYMENT AGREEMENTS

Mike Finley

        In connection with his appointment to Chief Executive Officer in March 2019, we entered into an employment agreement with Mr. Finley that provides that if Mr. Finley's employment is terminated without cause or should Mr. Finley resign his employment for good reason more than three months prior to, or more than 18 months after, a change of control, Mr. Finley is entitled to 18 months of base salary, 150% of his annual target bonus, a pro-rated bonus for the year in which his termination occurs, 18 months of continued health benefits, and 24 months of vesting credit under his outstanding equity awards. If Mr. Finley's employment is terminated without cause or should Mr. Finley resign his employment for good reason within three months prior to or 18 months following a change of control, Mr. Finley is entitled to 18 months of base salary, 150% of his annual target bonus, a pro-rated bonus for the year in which his termination occurs, 18 months of continued health benefits, and full vesting of his outstanding equity awards.

Peter Hovenier

        We entered into an employment agreement with Mr. Hovenier in April 2013 after he was promoted as our Chief Financial Officer. Under this agreement, if Mr. Hovenier's employment is terminated without cause or should Mr. Hovenier resign his employment for good reason prior to, or more than 12 months after, a change in control, Mr. Hovenier is entitled to 12 months of base salary, a pro rata payment of his annual target bonus, 12 months of continued health benefits, and 12 months of vesting credit under his outstanding equity awards. If Mr. Hovenier's employment is terminated without cause or should Mr. Hovenier resign his employment for good reason within 12 months following a change in control, Mr. Hovenier is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards.

Dawn Callahan

        We entered into an employment agreement with Ms. Callahan in January 2013 after she was promoted to our Senior Vice President of Marketing and Sales. Under this agreement, if Ms. Callahan's employment is terminated without cause or should Ms. Callahan resign her employment for good reason prior to, or more than 12 months after, a change in control, Ms. Callahan is entitled to 9 months of base salary, 9 months of continued health benefits, and 9 months of vesting credit under her outstanding equity awards. If Ms. Callahan's employment is terminated without cause or should Ms. Callahan resign her employment for good reason within 12 months following a change in control, Ms. Callahan is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of her outstanding equity awards.

Derek Peterson

        We entered into an employment agreement with Dr. Peterson in January 2013 after he was promoted to our Senior Vice President of Engineering. Under this agreement, if Dr. Peterson's employment is terminated without cause or should Dr. Peterson resign his employment for good reason prior to, or more than 12 months after, a change in control, Dr. Peterson is entitled to 9 months of base salary, 9 months of continued health benefits, and 9 months of vesting credit under his outstanding equity awards. If Dr. Peterson's employment is terminated without cause or should Dr. Peterson resign his employment for good reason within 12 months following a change in control, Dr. Peterson is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards.

Doug Lodder

        We entered into an employment agreement with Mr. Lodder in January 2016 after he was promoted to our Senior Vice President of Business Development. Under this agreement, if Mr. Lodder's employment is terminated without cause or should Mr. Lodder resign his employment for good reason prior to, or more than 12 months after, a change in control, Mr. Lodder is entitled to 9 months of base salary, 9 months of continued health benefits, and 9 months of vesting credit under his outstanding equity awards. If Mr. Lodder's employment is terminated without cause or should Mr. Lodder resign his employment for good reason within 12 months following a change in control, Mr. Lodder is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards.

David Hagan

        On April 11, 2011, we entered into an employment agreement with Mr. Hagan that provided that if Mr. Hagan's employment was terminated without cause or Mr. Hagan resigned from his employment for good reason prior to, or more than 12 months after, a change of control, Mr. Hagan was entitled to receive 12 months of base salary, annual target bonus, 12 months of continued health benefits, and 24 months of vesting credit under his then outstanding equity awards. The employment agreement also provided that if Mr. Hagan's employment was terminated without cause or Mr. Hagan resigned from his employment for good reason within 12 months following a change of control, Mr. Hagan was entitled to receive 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards.

        As a result of his retirement in March 2019, Mr. Hagan did not receive such severance benefits. Instead, Mr. Hagan received a payment of $400,000 upon his retirement and continued health benefits for up to 36 months.

Pay Ratio Disclosure

        As required by the Dodd-Frank Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mike Finley, our Chief Executive Officer, as of December 31, 2019:

        For our fiscal year ended December 31, 2019:

  •
  The median of the annual total compensation of all employees (other than our CEO) was $117,076; and

  •
  The total compensation of our CEO, as reported in the 2019 Summary Compensation Table included elsewhere in this Proxy Statement, for the period from March 18, 2019 to December 31, 2019 was $2,577,597.

        Based on this information, the ratio of the total compensation of Mr. Finley to the median of the annual total compensation of our employees was 22.0:1.

        The above ratio is appropriately viewed as an estimate. To identify our "median employee" for purposes of this disclosure, we reviewed the salary, stock awards, non-equity incentive plan compensation, and matching contributions made under our 401(k) plan during 2019 for all of our employees as of December 31, 2019 for the period from January 1, 2019 through December 31, 2019. We excluded our non-U.S. employees as they constituted less than 5% of our workforce. As of December 31, 2019, we had 411 employees, including 11 employees in Brazil, 3 employees in the United Arab Emirates, and 1 employee in the United Kingdom. No cost-of-living or other adjustments were made. Once we identified our "median employee" using the methodology described above, we determined that employee's annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.

DIRECTOR COMPENSATION

Cash Compensation

        Non-employee directors of the Company are eligible for paid compensation for services provided as a director. Each member of our Board of Directors who was not an employee was paid an annual retainer for 2019 service of $43,000. In addition, Board members were paid additional annual retainer amounts in 2019 for specified service, as follows:

  •
  $15,000 for service as the lead independent director of our Board of Directors;

  •
  $24,000 for service as the chair of our Audit Committee;

  •
  $15,000 for service as the chair of our Compensation Committee;

  •
  $15,000 for service as the chair of our Steering Committee;

  •
  $15,000 for service as the chair of our Nominating and Corporate Governance Committee;

  •
  $10,000 for service as the chair of our Cybersecurity Committee;

  •
  $10,000 for service (other than as the chair) on our Audit Committee;

  •
  $7,500 for service (other than as the chair) on our Compensation Committee;

  •
  $7,500 for service (other than as the chair) on our Steering Committee;

  •
  $7,500 for service (other than as the chair) on our Nominating and Corporate Governance Committee; and

  •
  $4,500 for service (other than as the chair) on our Cybersecurity Committee.

        The non-employee members of our Board of Directors are also eligible for reimbursement of reasonable out-of-pocket travel expenses incurred in attending Board and committee meetings.

Equity-Based Compensation

        Our equity compensation program for non-employee directors provides for the grant of restricted stock units ("RSUs") and is comprised of both an initial equity award upon joining our Board of Directors and annual equity awards in connection with each annual meeting of our stockholders.

  •
  Initial Equity Award—Each new non-employee director joining our Board will receive a one-time RSU award covering a number of shares equal to the quotient obtained by dividing $200,000 by the average of the closing sales price of our common stock for the five consecutive trading days prior to the date of grant (rounded down to the next whole number of shares of our common stock). The RSUs will vest 33 1/3% per year over a three-year period of continuous service. In addition, such RSUs will vest in full upon the earlier of (a) the occurrence of a change in control on or before the date the director's service with us terminates, or (b) the day immediately prior to our first regular annual meeting of stockholders that occurs in the third year following the date of grant.

  •
  If the non-employee director is elected to our Board of Directors, the grant will be made on the date the non-employee director becomes elected to the Board of Directors.

  •
  If the non-employee director is instead appointed to our Board of Directors, the grant will be made on the first Tuesday of the month occurring after the date the non-employee director was appointed to the Board of Directors; provided, however, that if such date occurs during a blackout period as determined under the Company's Insider Trading Policy, the effective date of the grant will be the next occurring Tuesday that is not in a blackout period.

  •
  Annual Equity Award—Following the conclusion of each regular annual meeting of stockholders, each continuing non-employee director will receive a RSU award covering a number of shares equal to the quotient obtained by dividing $128,000 by the average of the closing sales price of our common stock for the five consecutive trading days prior to the date of grant. Such RSUs will vest in full upon the earliest of (a) the first anniversary of the date of grant, (b) the occurrence of a change in control on or before the date the director's service with us terminates, or (c) the day immediately prior to our first regular annual meeting of stockholders that occurs in the year following the date of grant.

        The following table sets forth information about the compensation of each person who served as a director during the 2019 fiscal year, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($)(1)(2)	Total ($)
Maury Austin	67,000	119,169	186,169
Roy Chestnutt(3)	21,270	180,633	201,903
Michele Choka	66,750	315,562	382,312
Chuck Davis	62,583	119,169	181,752
Mike Finley(4)	12,778	—	12,778
David Hagan(5)	37,618	119,169	156,787
Terrell Jones	68,750	119,169	187,919
Kathy Misunas	53,250	119,169	172,419
Lance Rosenzweig	83,000	180,627	263,627

(1)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the non-employee director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Notes 2 and 20 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards.

(2)
As of December 31, 2019, the above-listed non-employee directors held outstanding RSUs under which the following number of shares of our common stock are issuable: Maury Austin—6,837; Roy Chestnutt—14,134; Michele Choka—12,990; Chuck Davis—6,837; David Hagan—6,837; Terrell Jones—6,837; Kathy Misunas—6,837; and Lance Rosenzweig—10,363.

(3)
Mr. Chestnutt was appointed to our Board of Directors effective August 1, 2019.

(4)
Mr. Finley served as a non-employee member of the Board of Directors and as a member of the Compensation Committee until his appointment as Chief Executive Officer effective on March 18, 2019. The compensation reported in the table above represents solely the fees earned by Mr. Finley as a non-employee member of the Board, before his appointment to Chief Executive Officer. All other compensation paid to Mr. Finley in the 2019 fiscal year is set forth in the Summary Compensation Table on page 42.

(5)
Mr. Hagan retired from his employment with us as our Chief Executive Officer on March 18, 2019, but continued to serve as a non-employee member of the Board of Directors during the remainder of the 2019 fiscal year. The compensation reported in the table above represents solely the fees paid to Mr. Hagan and RSUs granted to Mr. Hagan as a non-employee member of the Board. All other compensation paid to Mr. Hagan in the 2019 fiscal year prior to his retirement is set forth in the Summary Compensation Table on page 42.

Non-Employee Director Stock Ownership Guidelines

        In January 2016, our Compensation Committee adopted stock ownership guidelines for our non-employee directors and our named executive officers. The ownership guidelines provided for a three year transition period from their adoption, and require that our non-employee directors hold shares and share equivalents equal in value to three times their annual retainer. For purposes of the stock ownership guidelines, vested RSUs and vested and in-the-money options will be counted toward the applicable requirement. All of our non-employee directors other than those with less than three years of service on our Board are currently in compliance with the ownership guidelines.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        We have two equity compensation plans under which shares of Common Stock are authorized for issuance to eligible employees, directors, and consultants: (i) the Amended and Restated 2001 Stock Incentive Plan, or 2001 Plan; and (ii) the 2011 Equity Incentive Plan, or Incentive Plan. The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(1)
Equity compensation plans approved by stockholders	911,172	$7.67	2,435,159
Equity compensation plans not approved by stockholders	—	—	—

Total	911,172	$7.67	2,435,159

(1)
Calculated assuming achievement for performance-based RSUs for which performance targets have not yet been achieved as of December 31, 2019 at the maximum level (150%).

(2)
Calculated without taking into account the approximately 675,760 shares of common stock subject to outstanding RSUs that become issuable as the units vest.

        In March 2011, our Board of Directors and stockholders approved the Incentive Plan. The Incentive Plan became effective on May 3, 2011 upon the completion of our initial public offering. The Incentive Plan provides for the grant of incentive and non-statutory stock options, stock appreciation rights, restricted shares of our common stock, restricted stock units, and performance cash awards. The number of shares of common stock reserved for issuance under the Incentive Plan automatically increased on January 1st of each calendar year through 2018 by an amount equal to the lesser of (a) 4.5% of the total number of shares of common stock then outstanding, (b) 3,000,000 shares of common stock or (c) as determined by our Board of Directors. As of December 31, 2019, options to purchase approximately 228,000 shares of common stock and RSUs covering approximately 676,000 shares of common stock were outstanding under the Incentive Plan.

        Our Board of Directors and stockholders approved the 2001 Plan. The 2001 Plan was terminated following the completion of our initial public offering, and no further awards will be made under that plan. Options outstanding under the 2001 Plan will continue to be governed by their existing terms. As of December 31, 2019, options to purchase approximately 7,000 shares of common stock were outstanding under the 2001 Plan.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT AND NON-AUDIT FEES

        The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2018 by PricewaterhouseCoopers LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2019	2018
Audit Fees(1)	$1,499,121	$1,778,832
Audit Related Fees(2)	12,000	100,000
Tax Fees(3)	8,845	—

Total Fees	$1,519,966	$1,878,832

(1)
For professional services rendered for the audits of annual consolidated financial statements (including the review of quarterly interim consolidated financial statements), statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance and review of documents filed with the SEC and other services normally provided in connection with statutory or regulatory filings or engagements. For the years ended December 31, 2019 and 2018, the audit fee includes fees associated with services provided in connection with the audit of our internal control over financial reporting, as required under Section 404 of the Sarbanes Oxley Act of 2002.

(2)
For the year ended December 31, 2018, audit related fees include fees incurred for our issuance of convertible senior notes in October 2018.

(3)
For the year ended December 31, 2019, tax fees are related to international tax compliance.

        All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee pre- approves specified services in defined categories of audit services, audit- related services and tax services up to specified amounts, as part of the Audit Committee's approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant's independence.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee of the Board of Directors consists of the four non-employee directors named below and operates under a written charter adopted by the Board. The Board annually reviews the Nasdaq listing standards' definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Maury Austin, Michele Choka, Terrell Jones and Lance Rosenzweig each is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

        The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee's function is more fully described in its Charter, which the Board adopted and which the Audit Committee reviews on an annual basis.

        Our management is responsible for preparing our financial statements and our financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as performing an audit of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.

        The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 ("10-K").

        The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"), including General Auditing Standards 1301, Communications with Audit Committees. Additionally, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company and satisfied itself as to the independence of PricewaterhouseCoopers LLP.

        Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 10-K for filing with the Securities and Exchange Commission.

        Submitted by the following members of the Audit Committee:

Maury Austin, Chair
Michele Choka
Terrell Jones
Lance Rosenzweig

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Boingo Wireless under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of nine directors. The term of each our nine directors expires at the Annual Meeting.

        At the 2017 annual meeting of stockholders, our stockholders approved a phased-in declassification of our Board of Directors. Commencing with the annual meeting of stockholders in 2018, director nominees are reelected for a term of one year, but directors elected prior to the annual meeting of stockholders in 2018 continue to serve the remainder of their terms. Therefore, directors elected at the annual meeting of stockholders in 2018 were reelected for a one year term ending at the annual meeting of stockholders in 2019 and the terms of the Class II directors elected at the 2016 annual meeting of stockholders likewise ended at the annual meeting of stockholders in 2019. The directors in Class III elected at the 2017 annual meeting of stockholders will continue in office until their terms expire at the Annual Meeting, after which they will each be subject to election for a one-year term. Therefore, at the Annual Meeting, the entire board will be subject to election and such directors elected at the Annual Meeting will all be elected for a one-year term. The nominees for director at the Annual Meeting (and our continuing directors), their ages as of April 1, 2020, their positions and offices held with the Company are set forth below. Other biographical information for our board members is set forth in this proxy statement under the heading "Directors, Executive Officers and Corporate Governance—Directors and Executive Officers."

        Directors are elected by a majority of the votes cast in an uncontested election of directors. Therefore, in an uncontested election of directors (i.e., an election where the only nominees are those recommended by our Board), each member of our Board will be elected only if the votes cast for the nominee exceed the votes cast against the nominee. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

        We have also implemented a majority voting policy for director resignations, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. Each director nominated for reelection must tender his or her written irrevocable, conditional resignation to the Chair of the Board that will be effective only upon both (i) the failure to receive the required vote at the Annual Meeting and (ii) Board acceptance of such resignation. If a director nominee fails to receive the required vote for reelection, our Nominating and Corporate Governance Committee (other than such director) will act on an expedited basis to determine whether to accept the director's irrevocable, conditional resignation, and it will submit such recommendation for prompt consideration by the Board. The Nominating and Corporate Governance Committee and members of the Board (other than such director) may consider any factors they deem relevant in deciding whether to accept a director's resignation. This policy does not apply in circumstances involving contested director elections.

        The nominees recommended by your Board have consented to serving as nominees for election to the Board, to being named in this proxy statement and to serving as members of the Board if elected by Boingo's stockholders. As of the date of this proxy statement, we have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of its Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

NOMINEES AT THE ANNUAL MEETING

Name	Age	Positions and Offices Held with the Company
Lance Rosenzweig	57	Chair of the Board
Mike Finley	59	Chief Executive Officer and Director
Maury Austin	62	Director
Roy Chestnutt	60	Director
Michele Choka	60	Director
Chuck Davis	59	Director
David Hagan	59	Director
Terrell Jones	71	Director
Kathy Misunas	69	Director

        The biographies for the director nominees set forth above are set forth in this proxy statement under the heading "Directors, Executive Officers and Corporate Governance—Directors and Executive Officers."

        We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted in their biographies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE FOLLOWING DIRECTOR NOMINEES :
LANCE ROSENZWEIG, MIKE FINLEY,  MAURY AUSTIN, ROY CHESTNUTT, MICHELE CHOKA, CHUCK DAVIS,
DAVID HAGAN, TERRELL JONES AND KATHY MISUNAS.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.

        The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE RATIFICATION THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2020.

PROPOSAL 3
ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION
FOR THE YEAR ENDED DECEMBER 31, 2019

        In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2019 as disclosed in this proxy statement. This is commonly referred to as a "Say on Pay" proposal. Historically, the Company has held an advisory vote on executive compensation every three years; however, in 2018, the Company held a Say on Frequency vote and the Board, as part of good corporate governance, recommended the approval, on an advisory basis, of an annual "Say on Pay" vote, which the stockholders approved. Therefore, going forward the Board intends to hold an annual "Say on Pay" vote.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

        As described further in the "Executive Compensation" section of this Proxy Statement, beginning on page 27, including the "Compensation Discussion and Analysis" and the related tables and narrative, the primary goals of our compensation programs are to fairly compensate employees, attract and retain highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees' long-term interests with those of our stockholders. We believe our compensation programs reflect a pay-for-performance philosophy that links potential significant compensatory rewards to achievement of corporate operating goals and increase in stockholder value.

        This Say on Pay vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

Recommendation

        The Board recommends that you vote in favor of the following resolution:

    "RESOLVED, that the stockholders of Boingo Wireless, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's 2020 Proxy Statement pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections."

        If a quorum is present, the proposal to approve, on an advisory basis, the compensation of the Company's named executive officers requires a "For" vote from the majority the votes cast at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Peter Hovenier Chief Financial Officer and Secretary

April 21, 2020

1234567 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees Lance Rosenzweig For 0 0 0 0 0 0 0 0 Against 0 0 0 0 0 0 0 0 Abstain 0 0 0 0 0 0 0 0 1A The Board of Directors recommends you vote FOR proposals 2 and 3. For 0 Against 0 Abstain 0 1B Mike Finley 2 Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. 1C Maury Austin 0 0 0 1D Roy Chestnutt 3 Advisory approval of the Company's executive compensation for the year ended December 31, 2019. 1E Michele Choka 1F Chuck Davis NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1G David Hagan 1H Terrell Jones John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000458900_1 R1.0.1.18 1I Kathy Misunas000 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WIFI2020 You may attend and vote via the Internet during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your John Sample 234567proxy card in hand when you call and then follow the instructions. 234567 VOTE BY MAIL provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 BOINGO WIRELESS 10960 WILSHIRE BOULEVARD 23rd Floor LOS ANGELES, CA 90024 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com BOINGO WIRELESS, INC. Annual Meeting of Stockholders June 4, 2020 10:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Mike Finley and Peter Hovenier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BOINGO WIRELESS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM, PDT on June 4, 2020, via live webcast by visiting www.virtualshareholdermeeting.com/WIFI2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side 0000458900_2 R1.0.1.18